                                                                   EXHIBIT 10.22

                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made and entered into as of November 1, 1997, by and between WJLA-TV, a division of Allbritton Communications Company ("WJLA") and MIL 3, Inc. ("MIL 3").

     WHEREAS, WJLA, as tenant, is a party to that certain Lease Agreement ("Master Lease") dated as of November 3, 1986 (a redacted copy of which is attached hereto as Exhibit 1) wherein WJLA has leased space from the International Telecommunications Satellite Organization ("Intelsat") in its headquarters building ("Building") located at 3007 Tilden Street, NW, Washington, D.C. 20008; and

     WHEREAS, MIL 3 desires to sublease from WJLA a portion of the space leased to WJLA under the Master Lease;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.  Subleased Premises.  MIL 3 hereby subleases from WJLA and WJLA
            ------------------
subleases to MIL 3 for the Sublease Term defined herein a portion of the space leased by WJLA under the Master Lease consisting of the Sixth (6th) Floor, Pod P (excluding the link area between Pod P and Pod N) measuring approximately 7,074 rentable square feet as shown on Exhibit 2, attached hereto and incorporated herein ("Subleased Premises"). MIL 3 shall have access to and occupy the Subleased Premises. WJLA shall provide janitorial services (including trash collection) and basic utilities, but shall not provide parking and security services. Intelsat shall not provide additional parking or services to MIL 3.

        2.  Sublease Term.  The Sublease Term shall commence on November 1, 1997
            -------------
and terminate on October 31, 2002 ("Termination Date"); provided, however, that:
(a) MIL 3 may accelerate the expiration date at any time and without penalty upon six (6) months' prior written notice to WJLA; and (b) WJLA may accelerate the expiration date beginning November 1, 1999 without penalty upon six (6) months' prior written notice to MIL 3 with such expiration date to be effective no earlier than May 1, 2000.

        3.  Alterations.  MIL 3 will not make or permit anyone to make any
            -----------
alterations, additions or improvements, structural or otherwise (hereinafter referred to as "Alterations"), in or to the demised premises or the Building, without the prior written consent of WJLA, which consent shall not be unreasonably withheld. All Alterations made by MIL 3 shall be at MIL 3's sole cost and expense, and MIL 3 will indemnify and hold WJLA harmless from and against any and all liens, claims, or damages which may arise by reason of the making of any Alterations. Any Alterations approved by WJLA may be left in place at the expiration of the Sublease. If any Alteration is made without the prior written consent of WJLA, MIL 3 shall at the expiration of the Sublease, at its sole cost and expense, remove such Alteration and restore the Sublease Premises to its original condition, except to the extent that WJLA, in its reasonable discretion, determines that said Alterations may remain. If MIL 3 fails to perform such work within thirty (30) days after the expiration of the Sublease, WJLA may arrange to have such Alteration removed at MIL 3's expense.

        4.  Base Rental Rate.  MIL 3's monthly rent shall be the rent WJLA is
            ----------------
currently paying attributed to the Subleased Premises ($14,737.50 based upon an annual rate of $25 per rentable square foot) which includes operating expenses and real estate taxes, if any, with such rent payable on the first day of each month of the Sublease Term. At the beginning of the second lease year (November 1, 1998) and at the beginning of each subsequent lease year of the Sublease, MIL 3's monthly rent shall increase five (5) percent.

        5.  Condition of Subleased Premises.  MIL 3 acknowledges that the
            -------------------------------
Subleased Premises are acceptable on an "as-is" basis with no build-out offset or rental abatement. WJLA shall provide no other work or services to MIL 3 through the Sublease Term except as provided in this Sublease.

        6.  Access.  MIL 3 shall have access to the Building and Sublease
            ------
Premises twenty-four (24) hours a day, seven (7) days a week, 365 days per year.

        7.  Building Services.  WJLA, through the Master Lease, represents that
            -----------------
Intelsat will maintain heating, ventilation and air conditioning services as provided in the Master Lease. WJLA shall maintain the supplemental HVAC equipment installed in the Subleased Premises.

        8.  Security Deposit.  MIL 3 shall deliver to WJLA simultaneously with
            ----------------
the execution hereof the sum of $14,737.50 ("Security Deposit"). WJLA, as soon as practicable thereafter, shall deposit the Security Deposit in a separate federally insured interest-bearing savings account with interest credited to MIL
3. Provided MIL 3 has complied with all the terms and conditions of this Sublease and no MIL 3 Event of Default has then occurred or is occurring, WJLA shall return the Security Deposit fifteen (15) days following the later of the last day of the Sublease or the date on which the work required by Section 3 is completed, if any.

        9.  Insurance.  MIL 3 shall obtain and maintain in effect at all times
            ---------
during the term of this Sublease a policy of comprehensive public liability insurance, naming WJLA and Intelsat as additional insureds, protecting MIL 3, WJLA and Intelsat against any liability for bodily injury, death or property damage occurring upon, in or about any part of the Subleased Premises arising from any of the items set forth in this Paragraph against which MIL 3 is required to indemnify WJLA, with such policies to afford protection (1) with respect to bodily injury or death to the limit of not less than One Million Dollars ($1,000,000) to any one person and to the limit of not less than Three Million Dollars ($3,000,000) with respect to any one accident, and (ii) with respect to damage to the property of any one owner to the limit of not less than Five Hundred Thousand Dollars ($500,000). Such insurance policies shall be issued by responsible insurance companies licensed to do business in the District of Columbia. A certificate of insurance evidencing the issuance of such insurance policy, together with evidence of payment of premiums thereon, shall be delivered to WJLA upon WJLA's written request prior to the Commencement Date and at least thirty (30) days before the expiration date of any policy evidenced by a certificate previously furnished.

        10.  Damages.  MIL 3 shall be responsible for any and all damages which
             -------
occur in the Sublease Premises except to the extent they result from acts of God or any actions taken by Intelsat or WJLA or any other tenant of the Building. MIL 3 shall, on the Termination Date, at its own expense, remove all signs and advertising devices and repair any damage caused by such removal.

        11.  Representations and Warranties of WJLA.  WJLA represents and
             --------------------------------------
warrants to MIL 3 that: (A) the Master Lease is valid and existing, in full force and effect and Exhibit 1 contains a true and correct copy of the Master Lease as amended to date (exclusive of confidential information and economic terms and conditions) and there are no other agreements with Intelsat with respect to the Sublease Premises; (B) there are no existing defaults on the part of Intelsat or WJLA with respect to the Master Lease; (C) Intelsat does not hold any claim against WJIA; and (D) there are and will be no contracts for service or otherwise which expressly or impliedly are or will be binding upon MIL 3 or the Sublease Premises.

        12.  Representations, Warranties and Covenants of MIL 3.
             --------------------------------------------------

        12.1.  Representations, Warranties.  MIL 3 acknowledges that MIL 3 has
               ---------------------------
received a copy of the Master Lease (with certain provisions thereof redacted by WJLA) and agrees that this Sublease is subject to all of the terms and conditions of the Master Lease, except as specifically redacted exempted or modified herein.

        12.2.  Covenants.  MIL 3 covenants and agrees to: (A) indemnify and hold
               ---------
harmless WJLA from MIL 3s failure to comply with the terms and conditions of the Master Lease or this Sublease; (B) permit Intelsat and WJLA (and their agents or representatives), who will use reasonable, good faith efforts to minimize disruption to MIL 3's business, upon proper notice, except no prior notice is required in the event of an emergency to enter and inspect the Sublease Premises during normal business hours to verify MIL 3's compliance with the Sublease; (C) furnish WJLA with copies of all renewals of insurance and all other obligations relating to Master Lease and/or consent obligations; (D) inform WJLA in writing of all material contacts with Intelsat and send WJLA copies of all material correspondence with Intelsat; (E) permit WJLA to participate in any meetings with Intelsat concerning the Master Lease; (F) subject to the provisions of Paragraph 3, return the Sublease Premises to WRA on the Termination Date in the condition received, reasonable wear and tear excepted. MIL 3 shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease or assign or sublease the Sublease Premises except as otherwise provided for in this Sublease.

        13.  Master Lease; Consent.
             ---------------------

        13.1.  Incorporation by Reference; Conflicts. Capitalized terms used in
               -------------------------------------
this Sublease, and not otherwise defined are used with the meaning given such terms in the Master Lease. Except as otherwise provided in this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Sublease Premises are incorporated herein and made a part of hereof. Except where otherwise specifically provided in this Sublease, the obligations of WJLA as tenant under the Master Lease shall be binding upon MIL 3 during the Sublease Term, but only with respect to the Sublease Premises, with the same force and effect as if herein set forth at length and with respect thereto the words "Landlord" and "Tenant" as used in the Master Lease, shall be deemed to refer to WJLA and MIL 3 respectively. In the event of a conflict between this Sublease and the Master Lease, the Master Lease shall prevail.

        13.2.  Liability and Indemnity.  WJLA shall not be liable with respect
               -----------------------
to the Sublease Premises under the Master Lease or this Sublease for any breach, defaults, negligence or willful omissions by Intelsat, its agents, successors or assigns, but shall be liable only for its own acts, negligence or willful omissions, or those of its agents, successors or assigns, and shall indemnify and save harmless MIL 3 from same. MIL 3 shall indemnify and save harmless WJLA and Intelsat with respect to personal injury, death or property damage in the Sublease Premises and from any failure to comply with this Sublease and the Master Lease to the same extent as WJIA has agreed to indemnify Intelsat under the terms of the Master Lease.

        14.  Confidentiality.  MIL 3 shall keep and maintain the confidentiality
             ---------------
of this Sublease and all information contained in the Master Lease, and shall use it only for such purposes and in the manner previously agreed to in writing by WJLA. Specifically, this Sublease and the Master Lease along with all terms thereof and hereof shall be considered proprietary information of WJLA and Intelsat, and shall not be given or disclosed to any person, firm or entity (other than employees of MIL 3 on a "need to know" basis), and in no event shall such proprietary information be given or disclosed to any real estate broker or any other tenant or prospective tenant in the Building.

        15.  Event of Default; Remedies.
             --------------------------

        15.1.  Event of Default.  An "Event of Default" shall occur: (A) upon
               ----------------
the occurrence of an event of default described in the Master Lease, (each reference to Landlord and Tenant to be deemed to refer to WJIA and MIL 3); (B) in the event any representation or warranty which either party has made or makes in this Sublease proves to be false or erroneous in any material way; or (C) in the event that either party breaches or fails to observe or fails to perform any term or covenant provided for in this Sublease and such breach or failure has not been cured within ten (10) days after receiving written notice from the other party of such breach or failure.

        15.2.  Remedies.  Upon the occurrence of an Event of Default, in
               --------
addition to any other rights and remedies either party may have under the Sublease or at law or in equity, the other party shall have the rights and remedies as set forth in this Sublease and the Master Lease.

        16.  Miscellaneous.
             -------------

        16.1.  Waivers.  The failure at any time of either party to require
               -------
performance of any obligation provided for in this Sublease shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of any breach constitute a waiver of any succeeding breach of the same or any other such provision or constitute a waiver of the responsibility of obligation itself.

        16.2.  Assignment: Subleasing.  MIL 3 shall not sublease, assign,
               ----------------------
mortgage, transfer or otherwise encumber this Sublease without the prior written consent(s) of Intelsat, if necessary, and WJLA, which consent, in the case of WJLA, shall not be unreasonably withheld, conditioned or delayed. This Sublease shall be binding upon and inure to the benefit of the parties named herein and the respective successors and permitted assigns; provided, however, that any assignment of this Sublease by WJLA or MIL 3 shall require the prior written consent of the other except with respect to assignments to any entity controlling, controlled by or under common control with the assigning party.

        16.3.  Notices.  All notices, requests, demands, communications or
               -------
information which are required to be or may be given under or in connection with this Sublease shall be in writing and shall be deemed given when delivered personally or by facsimile copy (with transmission confirmed), or upon receipt (or in the date rejected or returned if not accepted) after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or a well-recognized overnight courier, directed to the party to whom the same is so given or made at the address or facsimile number of such party as hereinafter set forth or such other address or facsimile number as the parties may hereinafter designate:

If to WJLA:               3007 Tilden Street, NW
                          Washington, D.C. 20006
                          Attn: General Manager
                          Fax: 202-364-1943

With copies to:           Allbritton Communications Company
                          808 17th Street, NW
                          Suite 300
                          Washington, D.C. 20008
                          Attn: General Counsel
                          Fax: 202-331-1898

If to MIL 3:              MIL 3, Inc.
                          3400 International Drive NW
                          Washington, D.C. 20008
                          Attn: Marc Cohen
                          Fax: 202-364-8554

        16.4.  Headings.  The headings of the sections of this Sublease are
               --------
inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

        16.5.  Entire Agreement; Amendments; Precedence.  This Sublease and
               ----------------------------------------
appended Exhibits contain the entire agreement between the parties hereto, and supersede all previous agreements, negotiations and discussions between the parties hereto. Any agreement made hereafter shall not operate to modify, change, terminate or discharge this Sublease in whole or in part unless such an agreement is in writing and is signed by both WJLA and MIL 3 and Intelsat, if required.

        16.6.  Severability.  If any part of, or any provision of this Sublease
               ------------
or any other agreement, document or writing given pursuant to or in connection with this Sublease shall be deemed to be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity only and stricken as though never written, without in any way affecting the remaining parts of such provisions or the remaining provisions of this Sublease, provided that the removal of the unenforceable provision(s) does not materially alter the benefits of the Sublease for either party.

        16.7.  Expenses; Brokers and Agents.  WJLA and MIL 3 shall each bear its
               ----------------------------
own expenses and costs, including, but not limited to, attorneys' fees and expenses. Both parties represent and warrant to each other that no brokers have been used regarding this Sublease. WHA shall indemnify and hold MIL 3 harmless, and MIL 3 shall indemnify and hold WJLA harmless, from and against any claim or claims of brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

        16.8.  Counterparts.  This Sublease may be executed in two counterparts,
               ------------
each of which, when executed, shall be deemed an original and all of which together shall be deemed one and the same instrument.

        16.9.  Governing Law.  This Sublease, its validity and all rights,
               -------------
obligations, liabilities and responsibilities of the parties hereto, shall be governed and interpreted in accordance with the laws of the District of Columbia without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the date first noted above.

                                             WJLA-TV, a Division of Allbritton
                                             Communications Company:

Witness/Attest

  [sig]                                      By:   /s/ Terrence J. Connelly
--------------------------------------           ------------------------------
                                             Terrence J. Connelly
                                             President and General Manager


                                             MIL 3, Inc.

Witness/Attest

  /s/ Carrie L. Bell                         By:    /s/ Marc A. Cohen
--------------------------------------           ------------------------------
                                             Marc A. Cohen
                                             CEO

In the City of Washington  )(S)
District of Columbia       )(S)

I, Barbara A. Wylie, Notary Public in and for the District of Columbia, do hereby certify that Terrence J. Connelly, who is named as the President of WJLA in the foregoing and attached Sublease bearing the date of November 1, 1997, personally appeared before me in said District of Columbia, the said Terrence J. Connelly being personally known to me as the person named in said Sublease, and acknowledged the Sublease to be the act and deed of WJLA-TV, a division of Allbritton Communications Company and that he delivered the same as such for the purposes stated therein.

     Given my hand and seal this 7 day of January, 1998.

                                    /s/ Barbara A. Wylie
                                  ----------------------
                                  Notary Public

My Commission Expires:

Barbara A. Wylie
Notary Public
District of Columbia
Commission Expires:  August 31, 1998

In the City of Washington  )(S)
District of Columbia       )(S)

I, Alma L. Fagan, Notary Public in and for the District of Columbia, do hereby certify that Marc A. Cohen, who is named as the CEO of MIL 3 in the foregoing and attached Sublease bearing the date of November 1, 1997, personally appeared before me in said District of Columbia, being personally known to me as the person named in said Sublease, and acknowledged the Sublease to be the act and deed of MIL 3, Inc., a division of Allbritton Communications Company and that he delivered the same as such for the purposes stated therein.

     Given my hand and seal this 7th day of January, 1998.

                                    /s/ Alma L. Fagan
                                  -------------------
                                  Notary Public

My Commission Expires:    7/31/02
                         ------------

                            OFFICE LEASE AGREEMENT
                            ----------------------

     THIS LEASE, dated as of the date specified in the Basic Lease Information, is made between Landlord and Tenant.

                                   ARTICLE 1

                                   PREMISES

        Section 1.01.  Landlord leases to Tenant, and Tenant leases from
        -------------
Landlord, for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises, together with the right to use, in common with others, subject to such reason-able security regulations as may be imposed by Landlord from time to time, the lobbies, entrances, stairs, elevators, off-street loading areas (for loading and unloading of materials and supplies) and other public portions of the Building, which Building has been and is being constructed on the real property described in Exhibit B hereto (the "Land"). For purposes of this lease, the term "Building" means the office towers in which the Premises will be located, as well as the concourses, lobbies, plazas, walkways, open spaces, landscaped areas, and similar public areas located on, above, beneath, or immediately adjacent to the Land, and any truck accessways, loading docks, or similar facilities, if any, which serve the office towers. While such facilities are not a portion of the Premises hereunder, Landlord agrees that Tenant shall be permitted a single Pod connection for access to and the right to use, and to have officers, employees, contractors and invitees of Tenant use, the loading dock facilities and the cafeteria all located within the INTELSAT Headquarters Building during the Term of this lease and any extension hereof, at no additional charge to Tenant or its officers, employees or invitees other than payment at prevailing charges imposed on other users for food, beverages and services provided at the cafeteria plus any additional sales tax which may be applicable, it being understood and agreed that there will only be one connection at a single location between the Building and the remainder of the INTELSAT Headquarters Building.

                (a) The Rentable Area of the Premises is approximately as stated in the Basic Lease Information and shall be specifically calculated by Landlord's architect when floor plans are complete, in accordance with Exhibit E attached hereto. Upon such determination by Landlord's architect, the Rentable Area of the Premises and the Annual Rental as those terms are defined in this lease, shall be appropriately adjusted to reflect the number of square feet of Rentable Area of the Premises as determined by such calculation. In the event of any future increase or decrease in the size of the Premises (by reason of the exercise by Tenant of its expansion option pursuant to Article 33 or otherwise), Tenant's Proportionate Share shall be appropriately adjusted. Promptly after Landlord's architect has calculated the Rentable Area of the Premises, Landlord will give Tenant written notice of the Rentable Area of the Premises thus calculated. In the event that Tenant disagrees with such calculation based on a calculation performed by its architect and gives written notice to Landlord of such disagreement within thirty (30) days after receipt of such notice containing the calculation provided by Landlord's architect, the Rentable Area of the Premises shall be determined in the following manner. If the Rentable Area of the Premises as calculated by Landlord's architect is within one hundred
(100) square feet of the Rentable Area of the Premises as calculated by Tenant's architect, then the Rentable Area of the Premises for purposes hereof shall equal the average of the two calculations. In the event the two calculations are not within one hundred (100) square feet, Landlord's architect and Tenant's architect shall mutually agree upon a third licensed, qualified and independent architect. In the event Landlord's architect and Tenant's architect are not able to agree on a third architect within fifteen (15) days after Landlord and Tenant are notified of the determination of the architects, either party may request that the President of the Washington Board of Realtors appoint the third architect. The third architect shall calculate the Rentable Area of the Premises in accordance with Exhibit E, and such calculation will be final and binding upon both Tenant and Landlord. Landlord and Tenant shall each bear the cost of their respective architects, and the cost of the third architect shall be borne equally between Landlord and Tenant.

                (b) The Rentable Area of the Building shall be calculated by Landlord's architect when the Base Building Work (as defined in Exhibit C) is complete, in accordance with Exhibit E attached hereto, with the Rentable Area of each floor of the Building to be calculated for purposes hereof as if such floor were a single tenancy floor. Landlord will give Tenant written notice of the Rentable Area of the Building thus calculated by its architect. In the event that Tenant disagrees with such calculation based on a calculation performed by its architect and gives written notice to Landlord of such disagreement within thirty (30) days after receipt of such notice containing the calculation provided by Landlord's architect, the Rentable Area of the Building shall be determined in the following manner. If the Rentable Area of the Building as calculated by Landlord's architect is within two hundred (200) square feet of the Rentable Area of the Building as calculated by Tenant's architect, then the Rentable Area of the Building for purposes hereof shall equal the average of the two calculations. In the event the two calculations are not within two hundred
(200) square feet, Landlord's architect and Tenant's architect shall mutually agree upon a third licensed, qualified and independent architect. In the event Landlord's architect and Tenant's architect are not able to agree on a third architect within fifteen (15) days after Landlord and Tenant are notified of the determination of the architects, either party may request that the President of the Washington Board of Realtors appoint the third architect. The third architect shall calculate the Rentable Area of the Building in accordance with Exhibit E, and such calculation will be final and binding upon both Tenant and Landlord. Landlord and Tenant shall each bear the cost of their respective architects, and the cost of the third architect shall be borne equally between Landlord and Tenant.

                (c) Tenant's Proportionate Share shall be the percentage equivalent of a fraction having as its numerator the Rentable Area of the Premises determined under Section 1.02(a) and having as its denominator the Rentable Area of the Building determined under Section 1.02(b). In the event of any future increase or decrease in the size of the Premises (by reason of the exercise by Tenant of its expansion option pursuant to Article 33 or otherwise), Tenant's Proportionate Share shall be appropriately adjusted.

                (d) The Rentable Area of the Premises and Rentable Area of the Building determined pursuant to this Section 1.02 shall be used as the basis for the computation of all items of Rental and the computation of Tenant's Proportionate Share. At the request of either party, the parties shall, from time to time, execute instruments confirming the Rentable Area of the Premises, the Rentable Area of the Building, and the Tenant's Proportionate Share.

                                   ARTICLE 2

                                     TERM

        Section 2.01.  (a) The term of this lease (the "Term") shall begin on a
        -------------
date (the "Commencement Date") which is the earlier of: (i) the date of Tenant's occupancy of the Premises for the conduct of its normal business operations,
(ii) seven and one-half (7 1/2) months after the date on which construction of the Base Building Work (as defined in Exhibit C) is substantially completed or
(iii) fifteen (15) days after (a) Tenant Build-out as described in Exhibit C has been substantially completed and (b) the Communication Systems described in Exhibit K have been installed on the Building and Land, so as to permit Tenant to occupy the Premises and conduct its normal business operations therein, it being stipulated that Tenant agrees, subject to delay by force majeure as defined in Section 2.01(b), to exercise reasonable diligence to complete and install such Tenant Build-out and Communication Systems after Tenant is afforded access to the Land, Building and Premises for such purpose. Unless sooner terminated, the Term shall end at midnight on the Expiration Date. Landlord shall deliver to Tenant at least fifteen (15) days' prior written notice of the date of substantial completion of the Base Building Work.

                (b) As used herein, the term "force majeure" means a lockout, strike or other labor or industrial circumstance (whether on the part of employees of Landlord or Tenant), civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, riot, sabotage, blockage, embargo, failure or inability to obtain, or delay in obtaining materials, supplies or labor through ordinary sources by reason of short-ages or priority or regulation or order of any government or regulatory authority or other cause beyond the reasonable control of Landlord or Tenant, lightning, earthquake, fire, storm, hurricane, flood, washout, explosion, Act of God, failure or refusal by the Landlord or Tenant, as the case may be, to perform or observe its agreements or undertakings hereunder, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, as the case may be, or its contractors, or other representatives, whether or not similar to any of the causes hereinabove enumerated; provided, however, that for purposes of this definition lack of funds by Landlord or Tenant shall not be deemed to be a cause beyond the control of Landlord or Tenant, as the case may be, and a force majeure circumstance shall be deemed to exist only so long as Landlord or Tenant promptly notifies the other in writing thereof specifying the particulars and is exercising due diligence to remove or overcome such force majeure circumstance (except that nothing contained in this definition of force majeure or elsewhere in this lease shall require or obligate Landlord or Tenant to settle a strike or other labor dispute when it does not wish to do so).

        Section 2.02.    Provided Tenant performs all of Tenant's obligations
        -------------
under this lease, including the payment of Rental (as defined below), Tenant shall, during the Term, enjoy the Premises without disturbance from Landlord or any other persons claiming or acting by, through, or under Landlord; subject, however, to the terms of this lease. This covenant and all other covenants of Landlord now or hereafter in this lease shall be binding upon Landlord and its successors only with respect to breaches based on Landlord's acts or omissions occurring during its and their respective ownership of Landlord's interest hereunder (including Landlord's right, title and interest in and to the Ground Lease described in Section 25.01 and any buildings and improvements on the land described therein).

        Section 2.03.    Landlord shall notify Tenant of the date determined to
        -------------
be the Commencement Date pursuant to Section 2.01 and, within fifteen (15) days after delivery of such notice, Landlord and Tenant shall execute a written instrument substantially in the form of Exhibit D attached hereto confirming such date as the Commencement Date; provided that if Tenant in good faith disagrees with Landlord as to the Commencement Date thus determined by Landlord, such instrument specifying the actual Commencement Date shall not be executed until resolution of such dispute by agreement of Tenant and Landlord or by final judgment of a court of competent jurisdiction not subject to further appeal. Any failure of the parties to execute such written instrument shall not affect the validity of the Commencement Date as determined as aforesaid.

                                   ARTICLE 3

                      DELIVERY OF THE PREMISES TO TENANT

        Section 3.01.    Landlord will endeavor to substantially complete the
        -------------
floor(s) in which the Premises are located and to construct and install in the Premises the Base Building Work (as defined in Exhibit C hereof) seven and one-half (7-1/2) months prior to the Target Commencement Date specified in the Basic Lease Information. If for any reason Landlord cannot deliver the Premises to Tenant by such date, this lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. Notwithstanding the foregoing, in the event Landlord has not substantially completed the Base Building Work by April 1, 1989, which date shall be extended by the number of days of Tenant delay as described in Article 6 and 7 of Exhibit C, Landlord shall be liable to Tenant for the amount by which (i) Tenant's rent expenses in its present space, or substitute space, as the case may be, exceed (ii) the Rental Tenant would reasonably be obligated to pay Landlord hereunder had Tenant been occupying the Premises (without regard to any free rent period), which excess shall be computed for the period commencing on April 1, 1989 (as extended aforesaid by Tenant delays) and ending on the earlier of April 1, 1990 or the date on which Landlord, at Landlord's option sends written notice to Tenant giving Tenant the right to terminate this lease by reason of the non-completion of the Base Building Work. In the event Landlord has not substantially completed the Base Building Work by April 1, 1990, which date shall be extended by the number of days of Tenant delays as described in Article 6 and 7 of Exhibit C, or, in the event Landlord has given Tenant the right, exercisable at any time prior to the date on which the Base Building Work is substantially completed, to terminate the lease pursuant to the preceding sentence, Tenant shall have the right to terminate this lease by giving Landlord written notice of such election, in which event neither Landlord nor Tenant shall have any further liability or responsibility hereunder or in connection herewith; provided that Tenant may promptly remove any property of Tenant which Tenant had placed or installed in or on the Premises, Building or Land (and repair any damage caused by such removal) and shall be entitled to receive a refund from Landlord of the monthly installment of Annual Rental paid by Tenant incident to the execution of this lease. Tenant may not, without Landlord's consent, enter or occupy the Premises, Building or Land until the Base Building Work is substantially completed. However, Landlord agrees that it will permit Tenant and its contractors to have access to the Premises, Building or Land, or portions thereof as applicable as promptly as practicable to commence construction and installation of Tenant Build-out and Communication Systems prior tot the substantial completion of the Base Building Work if and to the extent Landlord determines in good faith that such work by Tenant or its contractors will not unreasonably interfere with the work of Landlord and its contractors in completing the Building and Base Building Work.

        Section 3.02.    The scheduling and coordination of Tenant's contractors
        -------------
and their workers and mechanics will be subject to reasonable regulation by Landlord or Landlord's contractor to avoid interferences with labor employed by Landlord, Landlord's contractor or their mechanics or subcontractors and their workers or mechanics. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant's workers and mechanics working in harmony and not unreasonably interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or its contractors. Any such entry before the Commencement Date shall be subject to all terms of this lease, except the covenant to pay Rental. Landlord shall not be responsible for any loss or damage to the Tenant Build-out.

        Section 3.03.    The terms of Exhibit C hereto shall govern the
        -------------
construction and-installation of Tenant Build-out.

                                   ARTICLE 4

                          ACCEPTANCE OF THE PREMISES
                            AND BUILDING BY TENANT

     Taking possession of the Premises by Tenant and commencement of its normal business operations therein shall be conclusive evidence that Tenant: (a) accepts the Premises as suitable for the purposes for which they are leased (b) accepts the Building and every part and appurtenance thereof) as being in a good and satisfactory condition; and (c) waives any defects in the Premises or the Building except for the completion of those items, if any, on Landlord's punch list, and latent defects, and except for the completion or correction of those items, if any, which shall be specified by written notice given by Tenant to Landlord within thirty (30) days after Tenant has taken possession of the Premises and commenced its normal business operations therein. Landlord shall not be liable, except for gross negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, servants, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Building.

                                   ARTICLE 5

                                    RENTAL

        Section 5.01.    Subject to the last sentence of this Section 5.01,
        -------------
commencing on the Commencement Date, Tenant shall Day to Landlord monthly, in advance, without demand, on the first day of each calendar month during each Lease Year, an annual rental ("Annual Rental") in an amount equal to 1/12 of the Annual Rental specified in the Basic Lease Information, subject to adjustment as provided in Section 1.02, and Article 32 hereof. [redacted text] shall be payable in advance by Tenant on the date of execution of this lease. If the Commencement Date is a date other than the first day of a calendar month, then the monthly installment of Rental for the first month for which rent is owing, being a fractional month, shall be appropriately prorated. If the Expiration Date is a date other than the last day of a calendar month, then the monthly installment of Rental for the last month for which rent is owing, being a fractional month, shall be appropriately prorated. Landlord hereby waives and abates payment of the Annual Rental for the first seven (7) months of the Term.

        Section 5.02.    All Rental shall be paid to Landlord by Tenant when
        -------------
due, without deduction, offset or counter-claims, in lawful money of the United States, at Landlord's Address for Notices as specified in the Basic Lease Information, or such other place as Landlord may from time to time designate. The term "Rental" as used herein means the then applicable Annual Rental, Tenant's Proportionate Share of Basic Costs Excess (as hereinafter defined), and all other sums payable by Tenant under this lease. All past due installments of Rental shall bear interest from the date due until paid at a rate per annum equal to [redacted text] above the prime or base rate (the "Prime Rate") publicly announced by The Riggs National Bank of Washington, D.C. (or its successor), from time to time; provided, however, that any interest payable pursuant to this Section 5.03 shall never exceed the Highest Lawful Rate. The term "Highest Lawful Rate" as used herein shall mean the maximum rate of interest from time to time permitted to be charged under applicable law to Tenant with respect to the indebtedness for which such interest is charged under this lease.

        Section 5.03.    It is agreed by Landlord and Tenant that no Rental for
        -------------
the use, occupancy or utilization of the Premises shall be, or is, based in whole or in part on the net income of profits derived by any person from the Building or the Premises, and the Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use, occupancy or utilization of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises so leased, used, occupied or utilized. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use, occupancy, or utilization agreement not otherwise approved by Landlord in accordance with the provisions of Article 18 hereof.

                                   ARTICLE 6

                                OPERATING COSTS

        Section 6.01.    Throughout the Term, beginning with the Fiscal Year
        -------------
following the Fiscal Year in which the Commencement Date occurs, Tenant shall pay Tenant's Proportionate Share of the amount ("Basic Costs Excess") by which Basic Costs for such Fiscal Year exceed the Basic Costs Base Amount. Such payments of Tenant's Proportionate Share of Basic Costs Excess shall be made as follows:

                (a) Before the beginning of each Fiscal Year during the Term, commencing with the first Fiscal Year after the Fiscal Year in which the Commencement Date occurs, Land-lord shall furnish Tenant with Landlord's estimate of the Basic Costs Excess for such Fiscal Year. Subject to subparagraph
(b)(v) of this Section 6.01, by the first day of each month during such Fiscal Year, Tenant shall pay 1/12th of its Proportionate Share of the estimated Basic Costs Excess for such Fiscal Year.

                (b) (i) Within the first one hundred twenty (120) days of each Fiscal Year during the Term (beginning with the second Fiscal Year following calendar year 1988), and within one hundred twenty (120) days after the end of the Fiscal Year during which the Expiration Date occurs, or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement ("Expense Statement") of the actual Basic Costs for the previous Fiscal Year, certified to be true and accurate by Landlord to its knowledge and belief.

                     (ii) Within thirty (30) days after the delivery of the Expense Statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Basic Costs exceeds the amount, if any, which Tenant has paid toward the estimated Basic Cost Excess for such previous Fiscal Year.

                     (iii) If Tenant's Proportionate Share of the actual Basic Costs is less than the amount Tenant has paid toward the estimated Basic Costs Excess for such previous Fiscal Year, Landlord shall refund the excess to Tenant within thirty (30) days after the issuance of the Expense Statement or, at Landlord's option, Landlord shall apply such amount to the next payments of Rental due hereunder.

                     (iv) The effect of the reconciliation payment or adjustment pursuant to (ii) or (iii) above is that Tenant shall pay during each Fiscal Year during the Term its Proportionate Share of the Basic Costs Excess.

                     (v) Notwithstanding anything herein contained to the contrary, Landlord hereby waives and abates payment by Tenant of Tenant's Proportionate Share of Basic Costs Excess for the period ending at the expiration of twelve (12) full calendar months after the Commencement Date.

                     (vi) In the event that Tenant pays to Landlord Landlord's determination of the amount due pursuant to subparagraph (b)(ii) of this Section 6.01, and included with such payment is a notice advising Landlord that Tenant disputes the amount Landlord claims is owing together with the reasons for such dispute in reasonable detail, then in the event that it is ultimately determined that Tenant's payment exceeded the amount which should have been due, Tenant shall be entitled to interest at the Prime Rate plus one percent (1%) per annum on the amount of the overpayment from the date paid until the Landlord remits to Tenant the amount of the overpayment.

                (c) Within thirty (30) days after delivery of an Expense Statement, Tenant shall have the right to notify Landlord if it intends to examine Landlord's books and records with respect to such Expense Statement. If Tenant so notifies Landlord, then Tenant and its representatives shall have the right, at Tenant's expense, during normal business hours for a period of ninety
(90) days after Tenant's notice, to examine Landlord's books and records relating to Basic Costs for the Building for the previous Fiscal Year. Tenant shall notify Landlord within such ninety- (90) day period if it disputes such Expense Statement setting forth the reasons therefor (a "Notice of Dispute"). If Tenant either (i) fails to notify Landlord of its intention to examine Landlord's books and records within thirty (30) days after delivery of an Expense Statement, or (ii) fails to give Landlord a Notice of Dispute within the ninety- (90) day period of examination hereinabove referred to, then Tenant shall be deemed to have accepted such Expense Statement for all purposes hereunder. If Landlord shall have overstated Tenant's obligation for Basic Costs for any calendar year, Landlord shall promptly refund such excess.

                (d) If the Term ends on a date other than the last day of a Fiscal Year, then the actual Basic Costs incurred during the Fiscal Year in which the Expiration Date occurs (as the same may be adjusted pursuant to the last paragraph of Section 6.02) shall be computed and an appropriate proration shall be made so that Tenant pays that portion of its Proportionate Share of Basic Costs Excess incurred during such Fiscal Year determined by reference to a fraction, the numerator of which is the number of days during such Fiscal Year that are included in the Term, and the denominator of which is the number of days in such Fiscal Year.

        Section 6.02.  As used herein, "Basic Costs" means all expenses, costs,
        -------------
and disbursements described hereinafter (net of discounts, credits, rebates or direct reimbursements, including, without limitation, reimbursement from tenants or other third-parties or from any insurance company or under-writer) which Landlord incurs in connection with the operation, repair, and maintenance of the Building (including all facilities installed in subsequent years if such facilities are commonly installed in similar first-class office buildings in Washington, D.C.) computed on an accrual basis. All Basic Costs shall be determined according to generally accepted accounting principles. Basic Costs shall include the following:

                (a) Wages, salaries, and fees of all personnel or entities (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Building, including taxes, insurance, and benefits relating thereto and on-site rental paid by the Building manager; provided, however, that if during the Term such personnel or entities are working on projects being periodically developed or operated by Landlord as well as the Building, their wages, salaries, fees, and related expenses shall be appropriately allocated among all of such projects (based on time records to be maintained by all personnel engaged in such projects or on some other reasonable method of allocation) and only that portion of such expenses reasonably allocable to the Building shall be included as a "Basic Cost"

                (b) All supplies and materials used in the operation, repair, security, and maintenance of the Building.

                (c) Costs of all maintenance, janitorial, security and service agreements for the Building and the equipment therein, including, without limitation, alarm service, water treatment services, janitorial services, window leaning, service on electrical and mechanical components, rubbish removal, elevator maintenance, extermination service, plumbing service, and interior and exterior landscaping.

                (d) Cost of all insurance relating to the Building for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including, the cost of property, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the maintenance, repair and operation of the Building (not including any personal property used by Landlord in connection with its occupancy of any of the Building). If during any Fiscal Year (or partial Fiscal Year) during the Term (including the Fiscal Year in which the Commencement Date occurs), Landlord elects to self-insure with respect to property insurance in accordance with Section 15.06, Basic Costs shall include the cost which Landlord would otherwise have incurred at competitive prevailing rates to obtain such property insurance for the Building; provided, however, that when and if Landlord first elects to self-insure with respect to property insurance on or after the Commencement Date, the deemed cost (determined on a daily basis) of such self-insurance included in Basic Costs during the first twelve (12) months next ensuing (or during such lesser period while Landlord continues to self-insure with respect to property insurance) shall not thereafter increase and shall at all times thereafter while Landlord elects to self-insure with respect to property insurance be conclusively deemed to be the cost (determined on a daily basis) of Landlord's self-insurance with respect to property insurance for purposes of computing Basic Costs during any period under this lease, except that in the event Landlord elects on one or more additional times to self-insure with respect to property insurance after having had such insurance provided by a third-party insurance company for a continuous period in excess of five (5) years, then the maximum dollar amount of property insurance which can be included in Basic Costs during such self-insurance period shall be the cost of the third-Party insurance incurred by Landlord during the full Fiscal Year immediately preceding the year in which Landlord so elected to self-insure.

                (e) All utility costs of common areas of the Building (that is areas not devoted to office or retail space) including, without limitation, costs of water, power, fuel, heating, lighting, air conditioning, and ventilating and fees of engineers or electrical consulting firms engaged to do work relating to such utility costs or the determination thereof, it being understood and agreed that the electricity consumed to provide heating, ventilating and air-conditioning to the common areas in central pumps and facilities for providing heated and chilled to the entire Building shall be determined by metering the electrical consumption of such central pumps and facilities and by allocating the cost of such electricity in proportion to the relative number of Btu's taken from (for heating) or added to (for air-conditioning) the stream of heated and chilled water delivered to the air-handling units serving the common areas as compared to the number of Btu's taken from or added to (as applicable) the stream of heated and chilled water delivered to the air-handling units serving all portions of the Building other than the common areas, with Landlord to provide and maintain all meters necessary to perform such allocation.

                (f)  Cost of repairs and maintenance of the Building.

                (g) Amortization of the cost of installation of capital improvement items (i) which are primarily to reduce operating costs for the general benefit of the Building's tenants but not in excess of the reasonably anticipated amount of yearly savings of operating costs resulting from such capital improvements as determined by Landlord in good faith, (ii) which are reasonably necessary for the continued operation of the Building as first-class office building, or (iii) which are necessary to comply with a statute, rule, regulation or directive promulgated by any governmental authority after the Commencement Date, together with interest on the unamortized cost at the rate of the Prime Rate. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

                (h) Landlord's reasonable direct costs for the preparation of Expense Statements for both outside accountants and accountants employed by Landlord.

                (i) A management fee or allowance, whether or not actually paid by Landlord to a contract manager of the Building during a Fiscal Year, equal to three percent (3%) of the Rental per square foot of Rentable Area payable under this lease multiplied by the greater of (x) 90% of the Rentable Area of the Building, or (y) the weighted daily average number of square feet of Rentable Area of the Building occupied by tenants (including Landlord to the extent Landlord occupies space in the Building) during the Fiscal Year. In the event the Building is managed by a contract manager, Basic Costs shall not include both the fee actually paid to such contract manager and an additional three percent (3%) of the amounts specified above. Further, in any event, there shall be excluded from Basic Costs under Section 6.02(a) the wages, salaries and fees (and taxes, insurance and benefits and benefits related thereto) for the time of personnel or entities devoted to performing management services or functions.

                (j) Legal and appraisal fees relating to the operation, repair or maintenance of the Building, including legal fees incurred in order to reduce Basic Costs, including without limitation the costs (including expert witness fees) incurred by Landlord in the filing, institution and prosecution of any application or proceeding filed or instituted by Landlord in order to reduce the taxes included in Basic Costs.

                (k) The reasonable maintenance and repair costs which Landlord would have incurred (and which would otherwise be included in Basic Costs) in the absence of manufacturers and vendors warranties.

                (l) One sixth (1/6th) of the costs of those items or services which benefit generally the occupants of the INTELSAT Headquarters Building consisting of landscaping and ground maintenance costs, the costs of snow removal, costs of periodically washing both the exterior and interior of the INTELSAT Headquarters Building, and the cost of diesel fuel for the emergency generator.

          If during all or part of any Fiscal Year (or partial Fiscal Year) of the Term, Landlord shall not furnish any particular item of work or service (which would constitute an item of Basic Costs hereunder) to 100% of the Rent-able Area of the Building (and Landlord's total cost of supplying such items of work or service to the Building is less than it otherwise would have been had Landlord supplied such item to 100% of the Rentable Area of the Building), because (i) less than all of the Building is occupied or (ii) such item of work or service is not desired or required by any tenant, or (iii) any tenant is it self obtaining and providing such item of work or service, then an adjustment shall be made in computing the Basic Costs for such Fiscal Year (or partial Fiscal Year) so that the Basic Costs shall be increased for such Fiscal Year (or partial Fiscal Year) to the amount that would have been reasonably incurred had Landlord provided such item of work or service to 100% of the Rentable Area of the Building for the entire Fiscal Year (or partial Fiscal Year).

        Section 6.03.  Notwithstanding anything in Section 6.02 to the contrary,
        -------------
Basic Costs shall not include:

                (a) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter or any work or service performed or alteration or improvement of space provided to or for any tenant or occupant of the Building for which a separate or special charge would be made to Tenant under the terms of this lease if such work or service were performed or alteration or improvement of space were provided by Landlord to or for Tenant, or which work, service, alteration or improvement is of a nature that Landlord is not required to provide or perform same to or for Tenant under the terms of this lease without imposing an additional charge therefor as additional Rental or in addition to the Rental otherwise payable under the terms hereof;

                (b) costs of negotiation, preparation, amendment, extension or enforcement of leases or which are incurred in connection with any dispute between Landlord and any tenant or as a consequence of any violation of or breach of a lease by any tenant;


                (c) interest and amortization of indebtedness or any costs of financing or refinancing, depreciation or ground rent (other than any amount payable by Landlord for insurance or repairs or other items of Basic Costs under any ground lease, to the extent such amounts are otherwise includable in Basic Costs under Section 6.02 and 6.03 hereunder);

                (d) compensation paid to officers or executives of Landlord (other than to the extent included in the management fee referred to in Section 6.02(i));

                (e) leasing commissions and advertising and promotional expenses and any other costs of leasing or attempting to lease space in the Building;

                (f) electricity consumption other than as specifically provided in Section 6.02(e), and Utility Costs as defined in Section 8.01(b), and any Real Estate Taxes defined in Section 9.02 (a).

                (g) If any partnership, joint venture, corporation or other entity controlled by Landlord or in which Landlord owns any interest (other than a minority interest in stock of a publicly-held corporation) (a "Landlord's Affiliate") shall provide any materials or perform any work or provide any services the cost of which is included in "Basic Costs" hereunder, the amount of the charges of such Landlord's Affiliate for such materials, work or services to be included in "Basic Costs" shall be limited to reasonable charges not in excess of the charges for similar materials, work or services which would be charged by an independent entity engaged in the business of providing or performing such materials, work or services under a competitive contract negotiated in good faith at arm's length; and the charges of such Landlord's Affiliate included in "Basic Costs" shall further be reduced by the amounts, if any, of the charges for the time of personnel (if any) employed or used by such Land-lord's Affiliate in providing such services or performing such work which is otherwise charged directly as a part of "Basic Costs" of operating, maintaining or repairing the Building under Section 6.02(a);

                (h) Costs of structural repairs and costs of replacement, repair, restoration or reconstruction of the Building or any part thereof or facilities or improvements therein necessitated by damage thereto or destruction thereof caused by fire, storm, explosion or other casualty;


                (i) Rental paid under any lease of elevators, air-conditioning or heating equipment or machinery, emergency generators or other equipment or machinery normally regarded as capital items unless such equipment (A) is used for repair work or in an emergency situation and (B) is leased for a term of three (3) months or less (but not including any lease which provides or is accompanied by an option of Landlord to purchase the equipment or machinery leased);

                (j) Charges for any inventory of consumable supplies for use in the Building prior to the time such supplies are actually taken out of inventory for use in the Building;

                (k) Compensation of clerks or other personnel working in any commercial concession or business operated by Landlord or any Landlord's Affiliate in the Building;

                (l) Except as otherwise provided in Article 26, any costs or expenses of operating, maintaining or repairing any parking spaces, parking areas or parking facilities in or about the Building or Land.

        Section 6.04.  If the number of square feet of the Rentable Area of the
        -------------
Premises changes (by reason of the exercise by Tenant of its option pursuant to Article 33 or otherwise), then Tenant's Proportionate Share shall be adjusted effective as of the date of any such change in accordance with Section 1.02 hereof. Any charges made pursuant to this Section 6.04 shall not alter the computation of Basic Costs as provided in Section 6.02 of this lease. If Tenant's Proportionate Share is adjusted, the reconciliation payments for Tenant's Proportionate Share of Basic Costs Excess pursuant to Section 6.01(b) for the Fiscal Year in which such change occurs shall be computed based on the daily weighted average of Tenant's Proportionate Share during such Fiscal Year.

                                   ARTICLE 7

                SERVICES BY LANDLORD AND LANDLORD'S OBLIGATIONS

        Section 7.01.    While Tenant is occupying the Premises and is not in
        -------------
default under this lease, Landlord shall furnish the Premises with: (a) passenger elevator service in common with other tenants for access to and from the Premises twenty-four (24) hours per day and seven (7) days per week; provided, however, that Landlord may reasonably limit the number of elevators to be operated during periods of construction or for safety or maintenance purposes; and (b) the services provided for in Section 8.02. In addition, while Tenant is occupying the Premises and is not in default under this lease, Landlord shall make available to Tenant for Tenant's use, freight elevator service at the loading dock of the INTELSAT Headquarters Building during normal business hours, and shall make such service available to Tenant after normal business hours upon reasonable prior notice. If Tenant requires services which are not specified herein and Landlord provides such services to Tenant, Tenant will pay to Landlord, upon demand, as additional Rental, the actual cost incurred by Landlord to provide such services including a reasonable allocation of Landlord's overhead, administrative and related costs.

        Section 7.02.    Landlord shall operate the Building as a first-class
        -------------
District of Columbia modern office building. Landlord, at its cost and expense, shall keep and maintain the Building, its fixtures, appurtenances, systems and facilities, and the sidewalks, plazas and landscaped areas adjoining the Building, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, ordinary or extraordinary, as and when needed in or about the Premises or the Building, except the leasehold improvements and those repairs for which Tenant is expressly responsible pursuant to any other provisions of this lease. Landlord shall, at its expense, finish, decorate and maintain the elevator lobbies and all other common areas in the Building, and the floors, ceilings and surface of all walls adjacent thereto, in a manner and of a quality consistent with a first-class District of Columbia modern office building.

        Section 7.03.    Landlord, at its cost and expense, shall:
        -------------

                     (i) keep the sidewalks, plazas and landscaped areas adjoining the Building free of accumulation of snow and ice, dirt, refuse, rubbish and unlawful obstructions;

                     (ii) keep the lobbies, common and public areas of the Building clean and presentable;

                     (iii) care for and maintain the shrubbery, planting and landscaping, if any, on the plaza or plazas adjacent to the Building or other public areas of the Building; and

                     (iv) provide Tenant, its employees and invitees prompt access (in a manner consistent with a first-class modern office building in the District of Columbia) into the Building (through the lobby) and the Premises twenty-four (24) hours each day, seven (7) days per week, subject to such reasonable security regulations as may be imposed by Landlord from time to time.

                     (v) Provide and maintain a building directory on the ground floor of the Building adjacent to the entrance and elevator lobby to provide listing for Tenant and up to thirty six (36) listings for departments and executives or employees of Tenant, of a quality and style consistent with building directories customarily provided in first-class office buildings in Washington, D.C.

        Section 7.04.  Nothing contained in this Article 7 or Section 8.02 [or
        -------------
any other provision of this lease] shall preclude Landlord from including in Basic Costs (pursuant to Sections 6.02 and 6.03) any of the costs and expenses referred to in this Article 7 or any other provision of this lease to the extent the same are within the definition of Basic Costs.

                                   ARTICLE 8

                                   UTILITIES

        Section 8.01.    (a) Landlord shall, at Landlord's expense, install a
        -------------
meter or meters to determine the electricity directly furnished to the Premises, and a meter or meters to determine the electricity furnished to a separate air cooling chiller serving only the Premises. Tenant shall pay when due the cost for such electricity directly to the supplying utility company. Landlord shall also meter, at no cost to Tenant, all electricity directly furnished to Pods L and M of the Building, and Tenant shall not be liable or responsible for the cost of such electricity.

                (b) As used herein, the term "Utility Costs" means that part of the cost of electricity used in central pumps and facilities providing heated and chilled water for heating and air-conditioning within the entire Building which is allocated to the Premises on a Btu basis as provided hereinafter. In this regard, it is agreed that the electrical consumption of such central pumps and facilities shall be metered and that a share of the cost of such electricity shall be allocated to the Premises in proportion to the relative number of Btu's taken from (for heating) or added to (for air-conditioning) the stream of heated and chilled water delivered to the air-handling units serving the Premises as compared to the number of Btu's taken from or added to (as applicable) the stream of heated and chilled water delivered to the air-handling units serving all portions of the Building other than the Premises, with Landlord to provide and maintain all meters necessary to perform such allocation. In this regard, it is further agreed that:

                     (i) Before the beginning of each Fiscal Year during the Term, Landlord shall furnish Tenant with Landlord's estimate of the Utility Costs for such Fiscal Year or partial Fiscal year. By the first day of each month during such Fiscal Year, Tenant shall pay a pro rata monthly share [one-twelfth (1/12) in the case of an entire Fiscal Year] of the estimated Utility Costs for such Fiscal Year or partial Fiscal Year.

                     (ii) Within sixty (60) days after the end of each Fiscal Year during the Term (beginning with the Fiscal Year in which the Commencement Date occurs), or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Utility Costs for such Fiscal Year ("Utility Statement"), in reasonable detail so that Tenant can determine the manner in which Landlord calculated the Utility Costs. Each Utility Statement shall include, but not be limited to, a statement as to the relative numbers of Btu's taken from or added to the stream of heated and chilled water delivered to the air-handling units serving (i) the Premises, (ii) the common areas, and
(iii) all portions of the Building other than the Premises and common areas, and the amounts of electricity costs allocated to such three respective portions of the Building for the Fiscal year involved.

                     (iii) Within thirty (30) days after the delivery of the Utility Statement, Tenant shall make a lump sum payment to Landlord equal to the amount, if any, by which the actual Utility Costs exceeds the estimated payments toward Utility Costs paid by Tenant for such previous Fiscal Year.

                     (iv) If the actual Utility Costs is less than the estimated payments toward Utility Costs paid by Tenant for such previous Fiscal Year, Landlord shall refund the excess to Tenant within thirty (30) days after the issuance of the Utility Statement or, at Landlord's option, Landlord shall apply such amount to the next payments of Rental due hereunder.

                     (v) The effect of the reconciliation payment or adjustment pursuant to (iii) and (iv) above is that Tenant shall pay during each Fiscal Year during the Term the actual Utility Costs.

                (c) If the Commencement Date occurs on a date other than the first day of a Fiscal Year, or the Term ends on a date other than the last day of a Fiscal Year, then the actual Utility Costs incurred during such partial Fiscal Year in which the Commencement Date or the Expiration Date, as applicable, occurs shall be computed and an appropriate calculation shall be made so that Tenant pays only the Utility Costs incurred during such partial Fiscal Year.

                (d) Within thirty (30) days after delivery of a Utility Statement, Tenant shall have the right to notify Landlord that it intends to examine Landlord's books and records with respect to such Utility Statement. If Tenant so notifies Landlord, then Tenant and its representatives shall have the right, at Tenant's expense during normal business hours for a period of ninety
(90) days after Tenant's notice, to examine Landlord's books and records with respect to the calculation and determination of Utility Costs for the previous Fiscal Year. Tenant shall notify Landlord within such ninety (90) day period if it disputes such Utility Statement, setting forth the reasons therefor (a "Notice of Dispute"). If Tenant either (i) fails to notify Landlord of its intention to examine Landlord's books and records within thirty (30) days after delivery of a Utility Statement, or (ii) fails to give Landlord a Notice of Dispute within the ninety (90) day period of examination hereinabove referred to, then Tenant shall be deemed to have accepted such Utility Statement for all purposes hereunder. If Landlord shall have overstated Tenant's obligation for Utility Costs for any Fiscal Year or partial Fiscal Year, Landlord shall promptly refund such excess with interest at the Prime Rate from the date paid by Tenant to the date refunded by Landlord.

        Section 8.02.  Landlord shall, at Landlord's expense, install, operate
        -------------
and maintain all necessary machinery and equipment to provide heated and chilled water adequate to provide air-conditioning and heating to the Premises twenty-four (24) hours per day, seven (7) days per week, at such temperatures and in such amounts as are customarily provided to tenants occupying comparable space (and operating twenty-four (24) hours per day) in first-class office buildings in Washington, D.C., and in compliance with the specifications of Exhibit C-1. While Tenant is occupying the Premises and is not in default under this lease, Landlord shall furnish Tenant with the following services: (a) potable water and heated water at those points of supply provided for normal lavatory use by tenants in the Building; (b) heating, ventilating, and/or air conditioning in the common and public areas of the Building twenty-four (24) hours per day, seven (7) days per week, at such temperatures and in such amounts as may customarily be provided to tenants occupying comparable space in first-class office buildings (operating twenty-four hours per day) in Washington, D.C.

        Section 8.03.    At Landlord's expense, Landlord will provide feeders
        -------------
and risers to provide electrical current to the Building and to each of the floors of the Premises in compliance with the specifications of Exhibit C-1. Any additional riser or risers or wiring hereafter required to meet Tenant's excess electrical requirements will, upon Tenant's written request, be installed by Landlord at Tenant's sole cost (if the same are necessary and will not cause permanent damage or injury to the Building or to the Premises or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants).

        Section 8.04.    Failure to furnish, or any stoppage of, the services
        -------------
provided for in Article 7 above and this Article 8 resulting from any cause will not make Landlord liable in any respect for damages to either person, property, or business, nor construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from its obligations under this lease. Should any malfunction of the Building improvements or facilities occur, Landlord will repair such malfunction promptly with reasonable diligence, but Tenant will have no claim for rebate, abatement of rent or damages because of malfunctions or any interruptions in service. Notwithstanding the foregoing, in the event of any such malfunction or interruption in service which (i) is within Landlord's reasonable control to remedy, (ii) renders the Premises untenantable to such extent that Tenant cannot reasonably conduct its normal business operations in all or substantially all of the Premises, and (iii) is continuous for ten (10) consecutive days, Rental shall be abated for the period of time such malfunction or interruption in service continues beyond such ten- (10) day period; and in addition, if any such malfunction or interruption in service which (i) is within Landlord's reasonable control to remedy, (ii) renders the Premises untenantable to such extent that Tenant cannot reasonably conduct its normal business operations in all or substantially all of the Premises, and (iii) is continuous for ninety (90) consecutive days (which ninety- (90) day period shall be extended by force majeure circumstances), the Tenant may, at its election, terminate this lease by giving Landlord written notice of such election at any time thereafter prior to the restoration of such services, in which event this lease shall terminate as of the date of such notice, and except for those matters which specifically survive termination hereof, the parties shall be relieved of all further obligations and responsibilities under this lease.

                                   ARTICLE 9

                               REAL ESTATE TAXES

        Section 9.01.    Landlord believes that the Land and the INTELSAT
        -------------
Headquarters Building are not subject to the imposition of real estate taxes but Landlord desires to provide for the payment by Tenant of its share of real estate taxes in the event that by reason of a change in ownership of Landlord's interest or otherwise any real estate taxes are imposed with respect to the Land and/or the INTELSAT Headquarters Building.

        Section 9.02.    For purposes of this Article 9, the following terms
        -------------
shall have the following meanings:

                (a) "Real Estate Taxes" shall mean all taxes, assessments, and other governmental charges (including vault rentals, if any,) applicable to the Land, the INTELSAT Headquarters Building, or any portion thereof, or to Landlord's personal property used in connection with the maintenance and operation thereof (not including any personal property used in connection with Landlord's occupancy of any part of the INTELSAT Headquarters Building). In addition, if at any time during the Term there shall be levied, assessed, or imposed on Landlord or the Land and/or the INTELSAT Headquarters Building by any governmental authority, any general or special ad valorem or other charge or tax directly upon rentals received under leases covering space in the INTELSAT Headquarters Building, or if any fee, tax, assessment or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases covering space in the INTELSAT Headquarters Building, or the occupancy or use thereof, such taxes, fees, assessments, or other charges shall be included as "Real Estate

Taxes;" provided, however, that any inheritance, estate, gift, franchise, corporation, income, excess profit, transfer, net profits tax, sales tax or excise tax (other than those specified in Section 9.03, which shall not be included in the term Real Estate Taxes, but which Tenant shall pay directly to the extent provided in Section 9.03), or special assessments for public improvements, which may be assessed against Landlord shall be excluded from "Real Estate Taxes;" and provided, further, that any amount of any tax which is borne by any other tenant or is reimbursed to Landlord by any other tenant other than under a rental adjustment provision of such tenant's lease corresponding generally to this Article 9 shall be excluded from "Real Estate Taxes" (as, for example and not by way of limitation, taxes assessed against particular leasehold improvements or other facilities, alterations constructed or installed by a tenant and which such tenant is required to bear and pay or for which such tenant is required to pay specific reimbursement to Landlord).

                (b) "Tax-Qualified Area" shall mean all rentable space in the INTELSAT Headquarters Building which, for the tax year in question, is exempt from Real Estate Taxes.

                (c) "Non-Tax-Qualified Area" shall mean all rentable space in the INTELSAT Headquarters Building other than space which is Tax-Qualified Area.

                (d) "Per Square Foot Amount of Base Real Estate Taxes" shall mean the sum of (i) Two Dollars and fifty cents ($2.50) and (ii) sixty percent (60%) of the amount by which (A) the annualized Per Square Foot Amount of Real Estate Taxes for the first tax year during which Real Estate Taxes are assessed upon any Non-Tax-Qualified Area exceeds (B) Two Dollars and fifty cents ($2.50).

                (e) "Per Square Foot Amount of Real Estate Taxes" for any tax year shall mean the quotient derived by dividing (i) the Real Estate Taxes for such tax year, by (ii) the number of square feet of Rentable Area of the INTELSAT Headquarters Building that is Non-Tax-Qualified Area for such tax year; provided, however, that, if the Real Estate Taxes which are imposed upon or assessed against or with respect to or based on the value of the Land (as distinguished from the Non-Tax-Qualified Area of the INTELSAT Headquarters Building) reflect an amount that would be payable if there were no tax-exempt organizations or other entities occupying space in the INTELSAT Headquarters Building, then the "Per Square Foot Amount of Real Estate Taxes" for such tax year shall mean the sum of (i) the quotient derived by dividing (A) the Real Estate Taxes for such tax year, less all amounts, if any, of such Real Estate Taxes which are imposed upon or assessed against or with respect to or based on the value of the Land (as distinguished from the Non-Tax-Qualified Area of the INTELSAT Headquarters Building), by (B) the number of square feet of Rentable Area of the INTELSAT Headquarters Building that is Non-Tax-Qualified Area for such tax year, plus (ii) the quotient derived by dividing (A) the amount, if any, of the Real Estate Taxes for such tax year which are imposed upon or assessed against or with respect to or based on the value of the Land (as distinguished from the Non-Tax-Qualified Area of the INTELSAT Headquarters Building), by (B) the number of square feet of Rentable Area of the entire INTELSAT Headquarters Building.

                (f) "Tenant's Proportionate Tax Share" for any tax year shall mean the product of (i) the number of square feet of Rentable Area of the Premises that is Non-Tax-

Qualified Area for such tax year, times (ii) the excess, if any, of the Per Square Foot Amount of Real Estate Taxes for such tax year over the Per Square Foot Amount of Base Real Estate Taxes.

        Section 9.03.  During the Term Tenant shall pay to Landlord, as
        -------------
additional rent, Tenant's Proportionate Tax Share. In the event that sales tax or excise tax is imposed by any governmental authority on the rent payable by Tenant hereunder, such sales tax or excise tax shall be paid by Tenant. Landlord shall submit to Tenant a copy of the bill for Real Estate Taxes and a statement of Tenant's Proportionate Tax Share. Tenant shall pay Tenant's Proportionate Tax Share for the tax year to which such amount applies, in the same number of installments as the Real Estate Taxes are payable to the taxing authority payable in said year, at least thirty (30) days prior to the due date for each such installment.

        Section 9.04.    If the Commencement Date or the Expiration Date does
        -------------
not coincide with the first or last day of a tax year, respectively, then, with respect to the tax year in which such Commencement Date or Expiration Date occurs, Tenant's Proportionate Tax Share shall be prorated based upon the number of days in such tax year during which this lease is in effect. If Landlord receives any refunds of Real Estate Taxes for a tax year falling wholly or partly within the Term, Landlord shall promptly recompute Tenant's Proportionate Tax Share and deliver to Tenant a statement showing such recomputation together with interest, if any, received by Landlord from the taxing authorities on the amount of such overpayment. Within ten (10) days after the later of (i) the date on which Landlord's right to such refund becomes final or (ii) the date on which Landlord receives such refund, Landlord shall refund to Tenant any overpayment of Tenant's Proportionate Tax Share for the tax year in question, together with interest, if any, received by Landlord from the taxing authorities on the amount of such overpayment, together with interest on such overpayment at the Prime Rate per annum for any period after Landlord received such tax refund to the date when Landlord remits such overpayment to Tenant. The fact that Landlord might become obligated to make a refund to Tenant at some future time shall not cure any default by Tenant in failing to make timely payments of its liability for Tenant's Proportionate Tax Share.

        Section 9.05.    For Purposes hereof, the Rentable Area of the INTELSAT
        -------------
Headquarters Building shall be determined in accordance with Exhibit E.

                                  ARTICLE 10

                          USE AND LEGAL REQUIREMENTS

     The Premises shall be used only for the operation of a television broadcast station and related studio and office space and for no other purpose. If at any time Tenant shall be prohibited by "Legal Requirements", or by virtue of any provision of the Ground Lease from (i) using the Premises for the operation of a television broadcast station and related studio and office space (which prohibition cannot be remedied by a commercially feasible change in Tenant's method of operation), or (ii) installing, operating or maintaining the Communication Systems and there are no commercially feasible alternative systems performing comparable functions that can be installed by Tenant, Tenant shall have the right, at is election, by giving written notice of termination to Landlord, to terminate this lease, in which event the Term of this lease will end on the date of giving of such notice to Landlord with the same effect as if such date were the

Expiration Date elsewhere herein defined. Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner. Tenant shall, at its sole expense (i) comply with all valid laws, orders, ordinances, regulations applicable to the Premises of Federal, state, county, municipal and other authorities ("Legal Requirements"), (ii) comply with any direction made pursuant to law by any public officers requiring abatement of any nuisance, or which imposes upon Landlord or Tenant any duty or obligation arising from tenant's occupancy or use of the premises from conditions which have been created by or at the insistence of Tenant, and (iii) indemnify Landlord and hold Landlord harmless from any loss, cost, which Landlord may incur or suffer by claim, or expense reason of Tenant's failure to comply with its obligations under clauses
(i) or (ii) above. If Tenant receives notice of any such direction or of violation of any such law, order, ordinance, or regulation, it shall promptly notify Landlord thereof.

                                  ARTICLE 11

                      OBSERVANCE OF RULES AND REGULATIONS

     Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply with the Rules and Regulations (herein so called) attached to this lease as Exhibit F. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations, provided such changes in existing or new Rules and Regulations do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. Anything herein contained to the contrary notwithstanding, in the event any Rule or Regulation is not enforced in a uniform and non-discriminatory manner, such Rule or Regulation shall not be enforceable against Tenant.

                                  ARTICLE 12

                                  ALTERATIONS

        Section 12.01.      Tenant may not, at any time during the Term, without
        --------------
Landlord's prior written consent, make any alterations to the Premises which (i) in Landlord's judgment affect the structure or the safety of the Building, (ii) in Landlord's judgment affect the Building electrical, HVAC, plumbing or mechanical systems or the functioning thereto outside the Premises, (iii) in Landlord's judgment fail to comply with applicable Legal Requirements or (iv) front upon or are located Within twelve (12) inches from any window (other than any walls which join any window or exterior wall). If Tenant desires to make any alterations in or to the Premises, Tenant shall, prior to beginning any such work, deliver to Landlord all plans or drawings and specifications therefor, whether or not Landlord's approval is recurred for such alterations. If Landlord's approval is required pursuant to the first sentence of this Section 12.01, Tenant shall nay to Landlord reasonable costs incurred by Landlord for third-party consultants to review such plans and specifications. Tenant may proceed to the construction of the alterations provided that (i) Tenant has received Landlord's approval thereof, if required pursuant to the first sentence of this Section 12.01, (ii) the alterations are in strict compliance with the plans and specifications submitted to Landlord and with the provisions of this Article 12;
(iii) Tenant Shall indemnify and hold Landlord harmless against and from any and all claims, damages, costs and finest arising out of or connected with such alterations, and (iv) Tenant shall procure at its own expense such governmental approvals and permits as may be required for such alterations. Landlord shall exercise reasonable good faith judgment in determining whether to approve the plans and specifications, it being understood and agreed that if a dispute should arise as to whether Landlord's disapproval of any plans and specifications was exercised in Landlord's reasonable good faith judgment, Landlord shall have no liability because of such disapproval until such time as
(i) a court of competent jurisdiction enters a final judgment not subject to further appeal that Landlord did not exercise reasonable good faith judgment in withholding its approval and (ii) after such final determination Landlord continues to refuse to consent to the applicable plans and specifications. Where Landlord's approval is required pursuant to the first sentence of this Section 12.01, such approval shall be conclusively deemed to have been granted unless Landlord gives Tenant written notice specifying in particular its objections to such plans and specifications within fifteen (15) days after Landlord has received Tenant's plans or drawings and specifications for any alterations, but only if at the time Tenant delivers the plans or drawings and specifications to Landlord, Tenant notifies Landlord in writing that if Landlord fails to respond within fifteen (15) days, such silence shall be deemed an approval. At Tenant's expense, Landlord shall join in submitting Tenant's plans for any necessary governmental approval, if required by applicable law. All alterations shall be made at Tenant's expense by contractors which have been approved by Landlord (which approval shall not be unreasonably delayed or withheld). All such construction, alterations, and maintenance work done by, or for, Tenant shall
(A) be performed in a such manner as to maintain harmonious labor relations, (B) not alter the exterior appearance of the Building or the common and public areas thereof, (C) not affect the structure or the safety of the Building, (D) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements, (E) be completed promptly and in a good and workmanlike manner, and (F) be performed in compliance with Article 13 hereof.

        Section 12.02.   After the completion of any alterations to the
        --------------
Premises, Tenant shall deliver to Landlord either (i) a certificate signed by Tenant stating that such alterations have been completed in accordance with the plans and specifications previously delivered to Landlord or (ii) a copy of "as-built" plans and specifications with respect to such alterations.

        Section 12.03.   No alterations, leasehold improvements, and other
        --------------
physical additions made or installed by or for Tenant in or to the Premises shall be removed during the Term except, in accordance with Section 20.02.

                                  ARTICLE 13

                                     LIENS

     Tenant shall keep the Premises and the Building free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant. All persons either contracting with Tenant's, furnishing or rendering labor and materials to Tenant shall be notified in writing by Tenant that they must look only to go thing contained in this lease shall be construed as Landlord's consent to any contractor, subcontractor, laborer, or materialman" or the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of, or to, the Premises or the Building, nor as giving Tenant any right to contract for, or permit the performance of, any services or the furnishing of any materials that would result in any liens against the Premises or the Building. If any lien is filed against the Premises or Tenant's leasehold interest therein, or if any lien is filed against the Building which arises out of any purported act or agreement of Tenant, Tenant shall discharge the same within ten (10) days after its filing by payment, filing of the bond required by law; or otherwise. If Tenant fails t o discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by paying the amount claimed to be due, by obtaining the discharge by deposit with a court or a title company, or by bonding. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all reasonable attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

                                  ARTICLE 14

                                    REPAIRS

        Section 14.01.   Tenant shall keep the Premises and every part thereof
        --------------
in good condition and repair at all times during the Term and at Tenant's sole cost and expense. If Tenant fails to make such repairs promptly, Landlord, at its option, may make such repairs, and Tenant shall pay Landlord on demand Landlord's actual costs in making such repairs. Notwithstanding the foregoing, Tenant shall have no obligation to maintain or repair any portion of the Building which is not part of the Premises; provided, however, that Tenant shall reimburse Landlord for any actual costs incurred for maintenance or repair of any such portion of the Building if such maintenance or repair is necessitated by the negligent acts or omissions of Tenant. At the end of the Term, Tenant shall surrender to Landlord the Premises and all alterations, additions and improvements thereto subject to the provisions of Article 20 hereof. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, redecorate, or paint the Premises or any part thereof, except as specifically set forth in this lease. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in this lease.

        Section 14.02.
        --------------

                (a) Subject to the other provisions of this lease imposing obligations in this respect upon Tenant, and subject to the provisions of Articles 16 and 17 hereof, Landlord shall repair, replace, and maintain (i) the external and structural parts of the Building, (ii) all common and public areas of the Building (including the parking garage), and (iii) the HVAC, mechanical, electrical and plumbing systems of the Building exclusive of systems, if any, specially installed by or on behalf of any tenant; provided that, the HVAC, mechanical, electrical and plumbing systems of the Building to be installed by Landlord under the terms of this lease or under the terms of Exhibit C hereto shall not be deemed to have been "specially installed by or on behalf of any tenant" for purposes of this Section 14.02 (other than the supplemental air-conditioning chiller which Landlord shall initially install for Tenant at Landlord's cost and expense, which chiller Tenant shall maintain and repair during the Term but need not replace).

                (b) Nothing contained in this Section 14.02 shall preclude Landlord from including in Basic Costs (pursuant to Sections 6.02 and 6.03) any of the costs and expenses referred to herein to the extent the same are within the definition of Basic Costs.

                                  ARTICLE 15

                                   INSURANCE

        Section 15.01.    During the Term, Tenant, at its sole expense, shall
        --------------
obtain and keep in force the following insurance:

                (a) All Risk insurance upon property of every description and kind owned by Tenant and located in the Building owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including without limitation, furniture, fittings, installations, furnishings, movable trade fixtures and personal property, and alterations, in an amount not less than ninety percent, (90%) of the full replacement cost thereof. All such insurance policies shall contain a waiver of subrogation in favor of Landlord. Landlord will not be required to carry insurance of any kind on any of Tenant's fixtures, equipment or improvements under this lease, and Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant shall also maintain All Risk insurance covering all Non-Building Standard Lease hold Improvements in an amount equal to not less than ninety percent (90%) of the replacement cost thereof in excess of the replacement cost of corresponding Building Standard Leasehold Improvement containing a waiver of subrogation in favor of Landlord. As such term is used herein, "Building Standard Leasehold Improvements" shall refer to leasehold improvements of the nature and quality of the leasehold improvements heretofore installed by Landlord in the portions of the Phase I buildings on the Land.

                (b) Comprehensive general liability insurance coverage, including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 inclusive provided that such $5,000,000 limits may be reduced to the extent that insurance coverage in such amount becomes unobtainable at commercially reasonable rates or to the extent that lesser limits are, in the future, customarily maintained by parties similarly situated and comparable to Tenant engaged in business in Washington, D.C. All such insurance policies shall name Tenant as named insured thereunder and shall name Landlord and Landlord's mortgagees (and, if requested by Landlord, ground or primary lessors) as additional insureds thereunder, all as their respective interests may appear. Such insurance may be placed as part of any blanket policy carried by Tenant and/or carried under primary and excess coverage policies.

                (c) Worker's Compensation and Employer's Liability insurance as required by law.

                (d) Any other form or forms of insurance as Tenant, Landlord or Landlord's mortgagee may reasonably from time to time in form, in amounts and for insurance risks against which a prudent tenant of comparable size and in comparable business would protect itself.

     All policies shall be issued by insurers of recognized responsibility. Tenant will deliver certificates of insurance (substantially in the form of Exhibit E hereto) to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify Landlord and Landlord's mortgagees (and, if applicable, ground lessors) in writing, by certified or registered United States mail, return receipt requested, not less than fifteen (15) days before any material adverse change, reduction in coverage, cancellation, or other termination thereof.

        Section 15.02.  During the Term, Landlord shall insure the Building
        --------------
Standard Leasehold Improvements (excluding any property Tenant is obligated to, insure under Section 15.01 hereof) with a reputable insurance company against damage with All Risk insurance in an amount not less than 90% of the then replacement cost and Landlord shall also insure the Non-Building Standard Leasehold Improvements that are of a similar, type, character and nature as Building Standard Leasehold Improvements with a reputable insurance company with All Risk Insurance in an amount not less than 90% of the full replacement cost of those Building Standard Leasehold Improvements of a similar type, character and nature. (All such insurance policies shall contain waive of subrogation in favor of Tenant. Landlord shall also maintain comprehensive general liability insurance in limits not less than the liability insurance limits required to be maintained by Tenant pursuant to Section 15.01(b) from time to time, which insurance policies shall waive any right of the insurer to invoke any privilege or immunity (as an International Organization or sovereign government) of Landlord, and shall name Tenant as an additional insured thereunder. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any property insurance policies carried by Landlord.

        Section 15.03.   Tenant will not keep or use in or upon the Premises any
        --------------
article which may be prohibited by any insurance policy in force covering the Building and the leasehold improvements in the Building. If Tenant's occupancy or business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional Rental within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the leasehold improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises. Nothing herein shall, however, be construed to prohibit Tenant from keeping and using in the Premises any equipment or property reasonably and customarily used for the operation of a television broadcast station and related studio and office.

        Section 15.04.   If any of Landlord's insurance policies shall be
        --------------
cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within a reasonable period of time after notice not to exceed ten (10) days (or such longer period of time as is required to remedy such condition provided Tenant commences to correct such condition within such ten- (10) day period and continues diligently to remedy such condition to completion), Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional Rental. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not, to remedy such condition, then Landlord shall have all of the remedies provided for in this lease in the event of a default by Tenant. Notwithstanding the foregoing (but subject to Section 15.03), Landlord shall be responsible for maintaining insurance, if available, which permits Tenant to make reasonable use of the Premises for the normal operation of a television broadcast station and related studio and office space without regard to the foregoing provisions of this Section 15.04, provided, however, that if Landlord is unable to obtain such insurance and if Landlord elects not to self-insure in accordance with Section 15.06, Landlord shall have the right to terminate this lease by notifying Tenant of such election in writing in which event, this lease shall be terminated as of the date specified in such notice, and except for provisions hereof which expressly survive termination, the parties shall have no further liabilities or responsibilities under this lease.

        Section 15.05.      All policies covering real or personal property
        --------------
which either party obtains affecting the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived in writing by the insured before occurrence of injury or loss. Landlord and Tenant shall not be liable or responsible for, and each hereby releases the other, the partners, employees, officers, directors and agents of the other from any and all liability and responsibility to the other, or any and each hereby releases the other, the partners, employees, officers, directors and agents of the other from any and all liability and responsibility to the other, or any person claiming by, through or under the Landlord or Tenant, by way of subrogation or otherwise for any damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

        Section 15.06.   So long as (i) International Tele-communications
        --------------
Satellite Organization is the Landlord hereunder (and has not suffered a material and adverse change in its financial condition or strength), or (ii) if the Landlord hereunder is not International Telecommunications Satellite Organization but demonstrates to Tenant's reasonable satisfaction that Landlord has sufficient financial strength to absorb such risk, and with Tenant's prior consent in writing (such consent not to be unreasonably withheld), then Landlord may elect to self-insure (and not obtain from an insurance company) all or part of the property insurance required to be maintained by Landlord under the provisions of the first, sentence of Section 15.02; provided that, to the extent that Landlord does self-insure against any risk or hazard, Landlord hereby releases Tenant and the partners, employees, officers, directors and agents of Tenant, and agrees to indemnify and save and hold Tenant and its partners, employees, officers, directors and agents harmless from any loss, cost, expense, claim or liability whatsoever in connection with any damage or loss to any property of Landlord due to hazards or risks which would have been covered by policies of insurance which would have been required to be maintained by Landlord under the provisions of Section 15.02 had it not elected to self-insure against such risk or hazard.

                                  ARTICLE 16

                       DAMACE BY FIRE OR OTIHER CASUALTY

        Section 16.01.   If the Building or the Premises shall be damaged by any
        --------------
casualty, Tenant shall immediately notify Landlord of the same and if this lease shall not have been terminated pursuant to this Article 16, Landlord shall repair said damage and restore and rebuild the Building and/or the Premises (including leasehold improvements in the Premises, but excluding the property of Tenant, and limited to the cost of repairing, restoring or rebuilding Building Standard Leasehold Improvements in the case of Non-Building Standard Leasehold Improvements) as soon as reasonably practicable after said damage occurs, and the Rental payable hereunder shall be reduced or abated in proportion to the extent that the Premises are rendered unusable for the normal conduct of the business then conducted on the Premises until such Premises are rendered usable for the normal conduct of such business.

        Section 16.02.   If the Premises shall be damaged or destroyed by any
        --------------
casualty such that Landlord reasonably estimates that the repair and restoration of the Premises would require an expenditure of more than twenty-five percent (25%) of the replacement cost of the Premises immediately prior to such casualty, and if (i) less than three (3) years remain of the unexpired term of this lease (as theretofore extended, if applicable) or (ii) Landlord elects to demolish the Building (or the two (2) Pods of the Building containing the Premises), then Landlord shall have the right to terminate this lease by written notice to Tenant given within sixty (60) days after the date of such damage and upon such notice this lease shall terminate; provided, however, that the provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this lease.

        Section 16.03.   If the Building and/or the Premises shall be so damaged
        --------------
by casualty to such extent that the premises are rendered unusable for the normal conduct of Tenant's business then conducted on the Premises, Landlord shall, as promptly as practicable following such casualty, obtain and deliver to Tenant a certificate by an independent, qualified engineer or contractor setting forth the good faith reasonable estimate of such engineer or contractor as to the period of time required to substantially repair and restore the Building and/or Premises so as to permit Tenant to resume the normal conduct of its said business in the Premises. In such event:

                (a) If such certificate reflects that such repair and restoration cannot reasonably he completed within one hundred eighty (180) days after the occurrence of such casualty, and if at least two (2) years remain of the Term of this lease (including any extension of such Term as to which Tenant has theretofore exercised an option so to extend the Term), Tenant may terminate this lease by giving written notice of termination to Landlord within thirty
(30) days after receipt of such certificate.

                (b) If such certificate reflects that such repair and restoration cannot reasonably be completed within ninety (90) days after occurrence of such casualty, and if less than two (2) years remain of the Term, of this lease (including any extension of such Term as to which Tenant has theretofore exercised an option so to extend the Term), Tenant may terminate this lease by giving written notice of termination to Landlord within thirty (30) days after receipt of such certificate.

                (c) If such certificate reflects that such repair and restoration cannot reasonably be completed within one hundred eighty (180) days after the occurrence of such casualty, and if at least two (2) years remain of the Term of this lease (including any extension of such Term as to which Tenant has theretofore exercised an option so to extend the Term), and if Landlord elects to demolish the Building (or the two Pods of the Building containing the Premises), Landlord may terminate this lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such casualty.

                (d) If such certificate reflects that such repair and restoration cannot reasonably he completed within ninety (90) days after the occurrence of such casualty, and if less than two (2) years remain of the Term of this lease (including any extension of such Term as to which Tenant has theretofore exercised an option so to extend the Term), Landlord may terminate this lease by giving written notice of termination to Tenant within forty-five
(45) days after occurrence of such casualty.

     If this lease is terminated pursuant to any of the foregoing provisions of this Section 16.03, the provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this lease.

        Section 16.04.  If Landlord is obligated to repair the Premises or
        --------------
Building after any casualty pursuant to this Article 16, Landlord shall diligently commence and continuously prosecute such repair to completion.

        Section 16.05.   If the Premises, or any substantial portion thereof, is
        --------------
substantially destroyed by fire or other cause at any time during the last twelve (12) months of the Term (as the same may have been extended), either Landlord or Tenant may terminate this lease upon written notice to the other given within sixty (60) days after the date of such destruction, provided, however, that those provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. For purposes of this Section 16.05, the Premises shall be deemed "substantially destroyed" if at least twenty-five percent (25%) of the Rentable Area of the Premises is rendered unusable by such fire or other cause.

        Section 16.06.   No damages, compensation, or claim shall be payable by
        --------------
Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises, the Leasehold Improvements, or the Building. Landlord shall use its best efforts to have such repairs made promptly so as not to unnecessarily interfere with Tenant's occupancy.

        Section 16.07.   The provisions of this Article shall be considered an
        --------------
express agreement governing any case of damage or destruction of the Building, the Leasehold Improvements, or the Premises by fire or other casualty.

        Section 16.08.   In the event of the termination of this lease pursuant
        --------------
to the provisions of Sections 16.02, 16.03 or 16.05, this lease, the Term and the estate hereby granted shall expire as . of the date of such termination in the same manner and with the same effect as if it were the date set for the normal expiration of the Term, and Rental shall be apportioned as of the date of termination.

                                  ARTICLE 17

                                 CONDEMNATION

        Section 17.01.   In the event the whole or substantially the whole of
        --------------
the Building and/or the Premises are taken or condemned for any public purpose, this lease shall terminate as of the date of such taking; provided, however, that those provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

        Section 17.02.   In the event that more than fifteen percent (15%) of
        --------------
the Rentable Area of the Premises shall be taken or condemned for any public or quasi-public purpose, which taking, in Tenant's reasonable judgment, will interfere materially with Tenant's normal conduct of Tenant's business in the Premises, then Tenant shall have the option to terminate this lease, effective as of the date specified by Tenant in its notice of termination; provided, however, that those provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

        Section 17.03.   In the event that a portion, but less than
        --------------
substantially the whole, of the Premises should be taken or condemned for any public purpose, then this lease shall terminate as of the date of such taking as to the portion of the Premises so taken, and, unless Tenant exercises its option to terminate this lease pursuant to Section 17.02, this lease shall remain in full force and effect as to the remainder of the Premises and Landlord shall with due diligence restore the remainder of the Premises to an architectural unit as nearly like its condition as it existed prior to such taking as is reasonably and practicably feasible. In such event, the Annual Rental, Tenant's Proportionate Share of Basic Costs Excess and Tenant's Proportionate Tax Share of Real Estate Taxes attributable to the Premises will be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken. Further, in such event, Tenant's Proportionate Share shall be recomputed based upon the remaining Rentable Area in the Premises and in the Building, but the area in the Building thus taken shall continue to be considered as Rentable Area of the Building.

        Section 17.04.   In the event of the termination of this lease pursuant,
        --------------
to the provisions of Sections 17.01, 17.02 or 17.03, this lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term, and Rental shall be apportioned as of the date of termination. The pro-visions of this Section 17.04 shall apply in the same manner to any partial termination this lease pursuant to the provisions of this
Article 17.

        Section 17.05.   If Landlord is obligated to repair or restore the
        --------------
Premises or the Building after any taking or condemnation pursuant to this
Article 17, Landlord shall diligently and continuously prosecute such repair or restoration to completion.

        Section 17.06.   Except as otherwise provided in Section 17.07 below,
        --------------
Landlord shall be entitled to receive the entire award in any condemnation proceeding or action for taking of the Building, Land or Premises; provided that Tenant shall be entitled to seek and recover and retain out of the award in any such proceeding or action damages and compensation (i) for the value of any leasehold improvements, additions or alterations installed or constructed in the Premises or on the Building or Land by Tenant (less the portion, if any, thereof for which Tenant was reimbursed by Landlord pursuant to this lease) and taken in such proceeding or action, and (ii) for the value of any property of Tenant other than the leasehold interest of Tenant taken in such proceeding or action.

        Section 17.07.   If the temporary use or occupancy of all or any part of
        --------------
the Premises shall be condemned or taken for any public or quasi-public use during the Term, and if more than fifteen percent (15%) of the Rentable Area of the Premises shall be so taken, which taking, in Tenant's reasonably judgment, will interfere materially with Tenant's normal conduct of Tenant's business in the Premises and such temporary taking shall be for a period in excess of one
(1) year or for the entire unexpired portion of the Term (as theretofore extended, if applicable), then Tenant shall have the option to terminate this lease, effective as of the date specified by Tenant in its notice of termination; provided, however, that those provisions of this lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. If the temporary use or occupancy of a portion only of the Premises shall be so taken and this lease is not terminated by Tenant pursuant to the foregoing provisions of this Section 17.07, Landlord shall with due diligence restore the remainder of the Premises to an architectural unit as nearly like its condition as it existed prior to such taking as is reasonably feasible. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and damages for diminution in value or usability of the remainder of the Premises during the Term (in case of a partial taking), and Landlord shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for the restoration of the Premises and the use or occupancy of the Premises after the end of the Term and damages for diminution in value or usability of the remainder of the Premises after the Term (in case of a partial taking); provided that, if Tenant shall terminate this lease as a consequence of such taking, Tenant shall remit to Landlord so much of the award to Tenant (up to but not in excess of all thereof) as shall equal (to the extent possible) the discounted present value (discounted at the Prime Rate per annum as of the date of Tenant's receipt of such award) of the Rental which would have accrued as to the portion of the Premises so taken after such termination and during the period of such taking (to, but not beyond, the end of the Term, as theretofore extended, if applicable).

                                  ARTICLE 18

                           ASSIGNMENT AND SUBLETTING

                (a) Except as hereinafter provided, Tenant may not sell, assign, transfer, or hypothecate this lease or any interest herein or sublet the Premises or any part thereof without prior written consent of Landlord, except that Landlord's approval of any proposed sublease shall not be unreasonably withheld. Landlord hereby consents to any assignment or sublease to any corporation controlling, assignment or sublease to any corporation controlling, controlled by, or under common control with Tenant, or to any purchaser of all or substantially all of the assets of Tenants. The parties agree that in the case of a proposed sublease, it shall be reasonable for Landlord to withhold its approval if Landlord determines in good faith that the proposed subtenant is nor financially creditworthy, or is a medical or dental practice or is a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand or use on the facilities or services of the Building or whose occupancy of the Premises would not be compatible with Landlord's interests.

                (b)  If Tenant should desire to either (i) assign this lease or
(ii) sublet the Premises (or any part thereof), and provided that Tenant is not then in default hereunder, Tenant shall give Landlord written notice at least ninety (90) but no more than one hundred eighty (180) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord; or (ii) to refuse, in Landlord's sole and absolute discretion in the case of an assignment, or in Landlord's reasonable discretion in the case of a subletting, to consent to Tenant's assignment or subletting of such space and to continue this lease in full force and effect as to the entire Premises. If Landlord fails to notify Tenant in writing of such election within such thirty- (30) day period, Landlord shall be deemed to have elected option (i) above. In the event that Tenant shall sublease any portion or portions of the Premises with Landlord's consent (or deemed consent) pursuant to this subsection 18.01(b), and if any such sublease or subleases cover any period after the end of the fifth (5th) Lease Year (herein called "Subject Subleases"), whether one or more, Tenant shall maintain an account (the "Sublease Account") and shall enter debits and credits in such Sublease Account and make payments (if any become due) of additional Rental to Landlord as follows:

                     (i) The Sublease Account shall be credited with the amount of all rentals received by Tenant under and pursuant to all Subject Subleases, including the reasonable value of any specific consideration paid to Tenant for any such Subject Sublease in addition to "rental" paid thereunder.

                     (ii) The Sublease Account shall be debited with the amount of all Rental paid by Tenant under this lease for or attributable to the Rentable Area covered by each Subject Sublease during the term of such Subject Sublease (except any additional Rental paid by Tenant to Landlord pursuant to this subsection 18.01(b)).

                     (iii) The Sublease Account shall be debited with all direct costs and expenses incurred by Tenant in connection with entering into, performing its obligations under and enforcing each such Subject Sublease, including, without limitation, brokerage fees and commissions, legal fees, accounting fees, costs and expenses of renovating or altering and maintaining the portion of the Premises occupied or to be occupied or used by the subtenant under any such Subject Sublease to comply with the requirements of such Subject Sublease, costs and expenses of electricity, heating and air-conditioning provided by Tenant to the subleased areas covered by such Subject Subleases (determined and allocated on a pro rata per square foot of Rentable Area basis with reference to the costs and expenses incurred by Tenant for electricity, heating and air-conditioning in the entire Premises), and (if applicable) costs and expenses of janitorial service, cleaning or other services provided by Tenant to the subleased areas covered by such Subject Subleases, provided there is no duplication of any such costs or expenses otherwise debited to such Sublease Account.

                     (iv) If one or more Subject Subleases are entered into prior to the end of the fifth (5th) Lease Year, and if the aggregate credits to the Sublease Account as of the end of the fifth (5th) Lease Year shall exceed the aggregate debits to such Sublease Account as of such date, the Sublease Account shall be debited on such date with the amount of such excess (so as to cause the aggregate debits to equal the aggregate credits as of such date). The allocation of rental from Subject Subleases entered into prior to the end of the fifth (5th) Lease Year shall be commercially reasonable.

                     (v) If at the end of any month commencing after the end of the fifth (5th) Lease Year the aggregate credits to the Sublease Account shall exceed the aggregate debits to the Sublease Account as of such date, Tenant shall, within ten (10) days thereafter, pay to Landlord, as additional Rental under this lease, an amount equal to fifty percent (50%) of such excess; and incident to such payment the Sublease Account shall be debited with an amount equal to one hundred percent (100%) of such excess.

                (c) If Tenant notifies Landlord of Tenant's desire to assign this lease or sublet the Premises, more than once in any twelve (12) month period, Tenant shall pay to Landlord as additional Rental with the next due monthly Rental the actual legal fees, if any, for outside counsel, incurred by Landlord to have such proposed sublease or assignment reviewed and evaluated. No assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this lease. Any attempted assignment or subletting by Tenant in violation of the terms and provisions of this Section 18.01 shall be void.

        Section 18.02.  Landlord may sell, transfer, assign, and convey, all or
        --------------
any part of the Building and any and all of its rights under this lease, and in the event Landlord assigns its rights under this lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations; provided that, notwithstanding any such assignment by Landlord of its rights under this lease, Landlord shall nevertheless be and remain liable and responsible for performance of all Landlord's covenants and agreements contained and set forth in Section 25.04 of this lease for and during the entire term of this lease and any extension of such term herein provided for.

                                  ARTICLE 19

                                INDEMNIFICATION

     Tenant waives all claim against Landlord for damage to any property, or injury to, or death of any person in, upon or about the Building, the Premises, or the parking facilities in the Building arising at any time and from any cause other than (i) by reason of the willful misconduct of Landlord its agents or employees, or (ii) in the case of injury to or death of any person, by reason of the negligence of Landlord, its agents or employees; and Tenant shall indemnify Landlord and shall hold Landlord harmless from any damage to property or injury to, or death of any person arising from the use of the Building, the Premises, or the parking facilities by Tenant or its agents, employees, representatives, contractors or invitees, except such as is caused (i) by the willful misconduct of Landlord, its agents or employees or (ii) in the case of injury to or death of any person , by reason of the negligence of Landlord or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting form fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliance, equipment, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or any other cause whatsoever, unless caused (i) by Landlord's willful misconduct or (ii) in the case of injury to or death of any person, by reason of the negligence of Landlord, its agents or employees. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by any private, public, or quasi-public construction or other work, including, but not limited to, any construction modification, or operation of underground, ground-level or above-ground pedestrian tunnels, bridges, walkways, or similar items. Tenant's foregoing indemnity obligation shall include reasonable attorneys' fees, investigation costs, and expenses incurred by Landlord from the first notice that any claim or demand has been made or may be made, but only to the extent such fees, costs and expenses are not covered by Landlord's insurance. The provisions of this Article 19 shall survive the termination of this lease with respect to any damage, injury, or death occurring before such termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, but only to the extent such fees, costs and expenses are not covered by Landlords insurance, and the amount of all such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord. Tenant shall have the right, at Tenant's sole cost and expense, to participate in the defense of any such action or proceeding brought in connection with any claim against Landlord by a third party and to participate in the negotiations for the settlement thereof. Tenant may retain attorneys for such purposes. If Landlord agrees to a settlement or compromise of a claim with respect to which Tenant has agreed to indemnify Landlord under this
Article 19, which settlement would require Tenant to suffer any loss, damage or injury, without Tenant's specific prior written consent to and approval of such settlement or compromise, Tenant shall be released from its indemnity obligation with respect to such claim.

                                  ARTICLE 20

                           SURRENDER OF THE PREMISES


        Section 20.01.   Upon the expiration of the Term or other termination of
        --------------
this lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, reasonable use and wear thereof and damage to the Premises or the leasehold improvements by fire or other casualty or condemnation only excepted, provided that at Tenant's election and at Tenant's cost and expense, Tenant may remove any decorative improvements (such as chandeliers, built-in cabinets, etc.) installed by Tenant in the Premises and Tenant shall repair any damage caused by such removal. Should Tenant continue to hold the Premises after the termination of this lease, whether the termination occurs by lapse of time or otherwise, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at will at a daily Rental equal to one-thirtieth (1/30) of an amount equal to the monthly Fair Market Value Rate (as defined in Article
32) for the first thirty (30) days, and from and after thirty (30) days after this lease has been terminated, at a daily Rental equal to 1/30th of an amount equal to two times the monthly Fair Market Value Rate (as defined in Article
32), in each case, times the number of square feet of Rentable Area in the Premises as of the date of termination and subject to all of the other terms set forth herein except any right to renew this lease, but the foregoing shall not constitute a consent by Landlord to such holding over and shall not prevent Landlord from exercising any of its remedies under this lease or applicable law by reason of such holding over. Tenant shall be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

        Section 20.02.
        --------------

                (a) Tenant shall remove, at Tenant's expense, all of its furniture, furnishings, personal property, and movable trade fixtures by the Expiration Date, and shall promptly repair all damage done to the Premises or the Building by such removal. Any items not so removed at the later of the Expiration Date or the expiration of any period during which Tenant holds over in the possession of the Premises as described in Section 20.01, shall be deemed abandoned and shall thereupon become the property of Landlord.

                (b) Except as provided in Section 20.02(a) and Section 20.01, Tenant shall not remove any alteration made by Tenant or any of the leasehold improvements in the Premises at the expiration of the Term without Landlord's consent.

                                  ARTICLE 21

                             ESTOPPEL CERTIFICATES

     Tenant agrees to furnish no later than fifteen (15) days after a request therefor by Landlord, any ground lessor, or the holder of any deed of trust or mortgage covering the Building, the Land, or any interest of Landlord therein or any purchaser of Landlord's interest, a certificate signed by Tenant certifying (to the extent same is true) that this lease is in full force and effect and unmodified; that the Term has commenced and the full Rental is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this lease to be made by Landlord have been completed to the satisfaction of Tenant; that no Rental under this lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no knowledge of any charge, lien, or claim of offset under this lease or otherwise against Rentals or other charges due or to become due hereunder; that

Tenant has no knowledge of any default by Landlord then existing under this lease; and such other matters as may be reasonably requested by Landlord or any such ground lessor, holder of such deed of trust or mortgage or purchaser. If Tenant is unable to so certify as to one or more of the foregoing items, Tenant shall specify its reason therefor in writing. Any such certificate may be relied upon by any prospective purchaser, ground lessor, mortgagee, or any beneficiary under any deed of trust on the Building or the Land or any part thereof. Landlord agrees to furnish periodically, when reasonably requested in writing by Tenant, certificates signed by Landlord containing substantially the same information as described above.

                                  ARTICLE 22

                                 SUBORDINATION


        Section 22.01.  Landlord warrants and represents that there is no deed
        --------------
of trust or mortgage in existence as of the date hereof covering or burdening the Building and/or the Land. This lease shall be subject and subordinate to any future first deeds of trust, first mortgages or other first security instruments (collectively, "Superior Instruments") which may from time to time during the Term cover the Building and/or the Land, or any interest of Landlord therein, and to any advances made on the security thereof, and to any refinancings, increases, renewals, modifications, consolidations, replacements, and extensions of any such future Superior Instruments, provided that the holder of any such Superior Instrument has executed, acknowledged and delivered a non-disturbance agreement whereby such holder agrees not to diminish or interfere with Tenant's possession of the Premises nor to disturb Tenant's occupancy of the Premises except in accordance with Article 23 hereof. Upon execution and delivery of such non-disturbance agreement, this Section 22.01 shall be self-operative and no further instrument shall be required to effect such subordination of this lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord or the holder of any Superior Instrument may reasonably request, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact, for the purpose of executing, acknowledging, and delivering any such instruments and certificates.

        Section 22.02.   Notwithstanding the generality or the foregoing
        --------------
provisions of Section 22.01 hereof, any holder of a Superior Instrument shall have the right, unilaterally, at any time, to subordinate fully or partially any such Superior Instrument to this lease. Upon request, Tenant shall execute an instrument confirming any such full or partial subordination by any holder of a Superior Instrument. At any time, before or after the institution of any proceedings for the foreclosure of any Superior Instrument, or sale of the Building and/or under any Superior Instrument, or upon the termination of any ground lease, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure or to any ground lessor in the event of a termination of a ground lease, as the case may be, and shall recognize such ground purchaser, grantee or ground lessor, as the case may be, as Landlord under this lease. Tenant hereby waives the right, if any, to elect to terminate this lease or to surrender possession of the Premises in the event of the judicial or non-judicial foreclosure of any deed of trust, mortgage, or security agreement (or any transfer in lieu thereof) or termination of a ground lease, subject to Tenant's right to terminate this lease under any provision of any other Article hereof upon the terms, conditions and contingencies therein provided. The foregoing agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof, or termination of a ground lease. Tenant shall, upon demand at any time, before or after any such foreclosure sale, trustee's sale, or conveyance in lieu thereof, or termination of a ground lease, execute, acknowledge, and deliver to Landlord's mortgagee or any successor thereof or any then owner of the Building or to the ground lessor (as the case may be), any written instruments and certificates evidencing such attornment as such mortgagee, successor, owner or ground lessor may reasonably require, and Tenant hereby irrevocably appoints Landlord's mortgagee or ground lessor (as the case may be) as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates.

        Section 22.03.   Should any ground lease be terminated, or any deed of
        --------------
trust, mortgage, or security instrument be foreclosed, the liability of the ground lessor, mortgagee, trustee, or purchaser, as the case may be, as "Landlord" hereunder, shall exist only with respect to the acts or omissions of such person or entity occurring while it was the owner of the Land and/or Building. Further, Tenant agrees that any such ground lessor, mortgagee, trustee, or purchaser shall not be liable for (i) any Rental paid more than thirty (30) days in advance of its due date (other than the one monthly installment of Annual Rental paid in advance incident to the execution of this lease); (ii) any amendment or modification of this lease without the prior written approval of such ground lessor, mortgagee, trustee, or purchaser (but only if Tenant had been notified in writing of the existence of the ground lease, mortgage, deed of trust or sale, as the case may be, prior to the making of such amendment or modification of this lease); or (iii) any default by or any claim against any prior Landlord; provided that nothing in this Section is intended or shall be construed to waive any right of Tenant to terminate this lease by reason of a default by such prior Landlord in accordance with Section 25.05, or to cure any default by such prior Landlord and deduct the cost thereof from Rental accruing hereunder in accordance with Section 25.05, either prior to or after termination of such ground lease or foreclosure of such deed of trust, mortgage or security instrument.

                                  ARTICLE 23

                             DEFAULT AND REMEDIES

        Section 23.01.   The occurrence of any one or more of the following
        --------------
events shall constitute an event of default under this lease: (a) if Tenant shall fail to pay any Rental or other sums payable by Tenant hereunder as and when such Rental or other sums become due and payable and such failure shall continue for more than five (5) days after notice; (b) if Tenant shall fail to perform or observe any covenant or obligation hereunder or any of the Rules and Regulations and such failure shall continue for more than ten (10) days after notice; or, if such failure cannot be corrected within such ten- (10) day period, if Tenant does not commence to correct same within said ten- (10) day period and thereafter diligently prosecute the correction of same to completion;
(c) if any petition is filed by or against Tenant under any section or chapter of the present, or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of its commencement), or if any order for relief shall be entered against Tenant or any guarantor of Tenant's obligations under this lease in proceedings filed under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof; (d) if Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) if Tenant makes an assignment for the benefit of creditors; (f) if a receiver, custodian, or trustee is appointed for Tenant or for any of the assets of Tenant, which appointment is not vacated within sixty (60) days of the date of such appointment or (g) if Tenant shall fail to pay to Landlord when due any Rental becoming payable hereunder (without regard to any grace period otherwise allowed by this Section 23.01) during any twelve- (12) month period during the Term after Landlord has given Tenant written notice of failure to pay other installments or amounts of Rental when due (prior to making of such payment by Tenant) on at least two (2) prior separate occasions during such twelve- (12) month period.

        Section 23.02.   If an event of default occurs, then at any time
        --------------
thereafter while Tenant remains in default, Landlord may do any one or more of the following:

                (a) Terminate this lease on three (3) days notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of Rental for the remainder of the Term. In the event of such termination, Landlord shall exercise reasonable diligence and effort to relet the Premises for the remainder of the Term.

                (b) Enter upon and take possession of the Premises as Tenant's agent, terminating this lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the Rental therefor, in which event Tenant shall pay to Landlord on demand any and all costs of releasing, renovating, repairing, and altering the Premises (including but not limited to advertising costs, commissions, finders fees and other similar costs) for a new tenant or tenants and any deficiency that may arise by reason of such reletting.

                (c) Do whatever Tenant is obligated to do under this lease and enter the Premises without, being liable to prosecution or any claim for damages therefor to accomplish this purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this lease on Tenant's behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action, whether caused by the negligence of Landlord or otherwise.

        Section 23.03.  No act or thing done by Landlord or its agents during
        --------------
the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this lease for a previous default. Landlord's acceptance of Rental following an event of default hereunder shall not be construed as a waiver of such event of default. No waiver by Landlord of any breach of this lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of the lease.

        Section 23.04.   No provision of this lease shall be deemed to have been
        --------------
waived by Landlord or Tenant unless such waiver is in writing and signed by such party. Nor shall any custom or practice which may evolve between the parties in the administration of the terms of this lease be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this lease. The rights granted to Landlord and Tenant in this lease shall be cumulative of every other right or remedy which Landlord or Tenant may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                  ARTICLE 24

                               WAIVER BY TENANT

     To the extent permitted by applicable law, Tenant waives for itself and all claiming by, through, and under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future constitution, statute, or rule of law to redeem the Premises or to have a continuance of this lease for the Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, under the terms of this lease, or after the termination of the Term as herein provided.

                                  ARTICLE 25

                      ADDITIONAL COVENANTS AND AGREEMENTS

        Section 25.01.   The Land is covered by a Lease Agreement dated June 8,
        --------------
1982, between The Government of the United States, as "Lessor," and Landlord herein, as "Lessee," as amended by a First Amendment to Lease Agreement dated February 22, 1985, between such "Lessor" and "Lessee" (said Lease Agreement as thus amended being herein called the "Ground Lease"). Landlord warrants and represents that the Ground Lease is in full force and effect, that no default or condition or circumstance which by the giving of notice and expiration of time without cure would constitute a default by the "Lessee" under the terms of the Ground Lease exists, and that Landlord as "Lessee" under the Ground Lease has fully performed all obligations, duties and agreements of the "Lessee" which have accrued or are required to be performed to date under the terms of the Ground Lease.

        Section 25.02.   [INTENTIONALLY DELETED)
        --------------

        Section 25.03.   Landlord agrees to endeavor in good faith to obtain,
        --------------
and to deliver to Tenant, an executed, acknowledged nondisturbance agreement from the "Lessor" under the Ground Lease, whereby such "Lessor" agrees not to diminish or interfere with Tenant's possession of the Premises, for any reason during the Term, unless and until this lease shall be terminated under the provisions hereof for default by Tenant, provided, however, that if Landlord is unable to obtain such nondisturbance agreement, this lease shall continue in full force and effect, and the rights and obligations hereunder shall not be affected.

        Section 25.04.   If a nondisturbance agreement from the "Lessor" under
        --------------
the Ground Lease as described in Section 25.03 is not obtained and furnished to Tenant then (a) Landlord covenants and agrees that it will at all times during the Term comply with and perform all obligations, duties and agreements of the "Lessee" under and in connection with the Ground Lease and will maintain such Ground Lease in full force and effect throughout the Term hereof, at Landlord's cost and expense; (b) Landlord agrees to indemnify and save and hold Tenant harmless from any loss, cost, expense, claim or liability whatsoever (including, but without limitation, indirect and consequential damages, if any) which may be suffered or incurred by Tenant as a result of any failure by Landlord to comply with or perform its covenants and agreements under the provisions of clause (a) of this Section 25.04; and (c) notwithstanding anything herein contained to the contrary, Tenant shall have no obligation to attorn to the Ground Lessor in the event the Ground Lease shall be terminated and the provisions of Section 22.02 of this Lease requiring Tenant to attorn to the Ground Lessor under the Ground Lease and all references in Section 22.02 and 22.03 to the Ground Lessor and the Ground Lease shall be deleted therefrom and shall be of no force or effect whatsoever.

        Section 25.05.   If at any time or times Landlord shall be in default in
        --------------
the performance or observance of any of its covenants, agreements or undertakings in this lease, and a court of competent jurisdiction has entered a final judgment or decree not subject to appeal declaring Landlord to have defaulted in the performance of its covenants, agreements or undertakings hereunder, and if Landlord shall not cure or remedy such default as specified in the final judgment or decree within thirty (30) days after the final judgment or decree has been issued by the court and actually received by Landlord, or, if such default as specified cannot reasonably be cured and remedied within thirty
(30) days, if Landlord shall not commence in good faith to cure and remedy such default within thirty (30) days after the final judgment or decree has been issued by the court and actually received by Landlord and continue with due diligence until such default is cured and remedied, then, in addition to any other rights or remedies that may be available to Tenant in law or equity:

                (a) Tenant may terminate this lease by giving written notice of termination to Landlord at any time thereafter and prior to the time when such default is fully cured and remedied, in which event the Term of this lease will end on the date specified in Tenant's notice of termination as if such date were the date originally defined herein as the Expiration Date; or

                (b) Tenant may, but shall not be obligated to, take such action as in Tenant's good faith judgment is reasonably appropriate to cure and remedy such default by Landlord, and Landlord shall, within ten (10) days after receipt of demand therefor, pay to Tenant an amount equal to all reasonable costs and expenses incurred by Tenant in so curing and remedying such default, failing which Tenant shall be entitled to deduct and withhold the amount of such costs and expenses, with interest thereon at the Prime Rate per annum from the date of demand, from the next ensuing installments and payments of Rental becoming due under this lease and shall not be in default hereunder for so doing. Tenant shall have no liability for any action or omission taken or omitted in good faith in connection with curing or remedying any default by Landlord pursuant to this subsection 25.05(b); and Tenant's action in commencing to effect a cure or remedy with respect to a default by Landlord pursuant to this subsection 25.05(b) shall not waive Tenant's continuing right, at its election, to terminate this lease for such default pursuant to subsection 25.05(a) above at any time before such default is fully cured and remedied.

        Section 25.06.  By Executive Order 11966 dated January 19, 1977,
        --------------
Landlord has been designated as a public international organization entitled to enjoy the privileges, exemptions and immunities conferred by the International Organizations Immunities Act (22 U.S.C. (S) 288). As authorized by 22 U.S.C. 288a(b), and as a material and essential consideration and inducement for Tenant to enter into this lease, Landlord hereby expressly waives the immunity of Landlord and its property and assets, wherever located, and by whomever held (other than the INTELSAT Space Segment [the "Space Segment"] as described in
Article I(i) of that certain Agreement Relating to the International Telecommunications Satellite Organization ["INTELSAT"] done at Washington, D.C. August 420, 1971, and entered into force February 12, 1973), from suit and any form of judicial process conferred Act or which by said International Organizations Immunities Act or which might otherwise exist under international law or otherwise, with respect to any claim, (a "Subject Claim") of Tenant or its successors or assigns arising under or in connection with this lease or in connection with any dispute hereunder or by virtue of any default by Landlord under this lease or any failure or refusal by Landlord to perform or observe any of its covenants, agreements, undertakings or duties hereunder; and in this regard Landlord expressly agrees that any United States District Court in the District of Columbia shall have jurisdiction to entertain suits for and hear and render judgment on and with respect to any Subject Claim, that service upon Landlord in any such suit may be effected by service upon the Director General or acting Director General of Landlord (or their successors in office) in a manner consistent with the Federal Rules of Civil Procedure. If Tenant after using reasonable efforts is unable to effect service upon the Director General or acting Director General (or their successors in office) as provided above, Tenant may notify Landlord of such inability which notice shall contain a copy of the complaint or other process or material sought to be served, and five (5) days after such notice has been delivered to Landlord, Tenant may effect service upon any officer or executive of Landlord or in any other manner provided in the Federal Rules of Civil Procedure for effecting service upon a Corporation organized under the laws of a state of the United States of America. Execution or any other process provided for by law of the Federal Rules of Civil Procedure may be levied and enforced upon and against any property or assets of Landlord, wherever located, and by whomever held other than any part of the Space Segment, for satisfaction of any final judgment against Landlord rendered in any suit on or with respect to a Subject Claim.

                                  ARTICLE 26

                             VAN PARKING FACILITY

     Tenant shall have the right to have constructed a parking facility to allow Tenant to park five (5) vans located adjacent to the ramp leading into the Building parking garage in the area described in Exhibit H as hereinafter provided. Tenant shall submit to Landlord preliminary plans and specifications for such facility for Landlord's approval, such approval not to be unreasonably withheld. If Landlord approves the preliminary plans and specifications, and provided Tenant receives the approval of any necessary governmental authority, Landlord shall prepare final plans and specifications consistent with such approved preliminary plans and specifications, and shall construct such additional parking facility substantially in accordance with such final plans and specifications. Landlord shall pay that part of the cost of constructing such additional parking facility equal to the lesser of (i) 50% of such costs or (ii) Twenty-Five Thousand Dollars ($25,000.00) and Tenant shall pay the remainder of such costs. During the Term, Tenant shall maintain and repair the additional parking facility at Tenant's sole cost and expense, provided, however, that Landlord shall be responsible for all structural repairs which may be required.

                                  ARTICLE 27

                      ATTORNEYS' FEES AND LEGAL EXPENSES

     In any action or proceeding brought by either party against the other under this lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, investigation costs, and other reasonable legal expenses and court costs incurred by such party in such action or proceeding.

                                  ARTICLE 28

                                    NOTICES

        Section 28.01.   Any notice or demand, consent, approval or disapproval,
        --------------
or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this lease, or by any law or governmental regulation, shall be in writing (unless otherwise specified herein) and unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address specified in the Basic Lease Information as said address may be changed from time to time as hereinafter provided. By giving the other party at least ten (10) days' prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

        Section 28.02.   Any Notice shall be deemed given as of the date of
        --------------
delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of postal service, as the case may be.

                                  ARTICLE 29

                                    PARKING

        Section 29.01.   Landlord shall provide or require that any garage
        --------------
operator shall offer to Tenant up to the sum of (i) fifty (50) plus (ii) one (1) for each additional 1,300 square feet of Rentable Area of the Premises above 73,153 square feet, monthly parking contracts to park an automobile ("Parking Rights") in the Building garage. Parking Rights shall be on a self-park or attendant parking basis, as determined by the garage operator (whether Landlord or a third party).

        Section 29.02.   The monthly parking rate for Parking Rights shall be
        --------------
the prevailing rate charged from time to time by the garage operator for similar monthly parking contracts. Except as otherwise provided herein, contracts for the Parking Rights shall be with the garage operator and shall contain the same terms as are usually contained in contracts with other customers of the garage operator.

        Section 29.03.   If Tenant does not contract for the maximum number of
        --------------
Parking Rights so allocated to it within ninety (90) days after the Commencement Date, then Tenant's rights to the unused Parking Rights shall expire. However, in the event there are Parking Rights available not needed by Landlord or any tenant in the Building, Tenant shall have the right to contract for such Rights until such time as Landlord requests that Tenant give up such Rights to permit their use by Landlord or another tenant of the Building. It is, however, expressly agreed that if the garage operator is Landlord or Landlord's Affiliate, the monthly parking rate for Parking Rights shall not exceed the prevailing monthly parking rates in the general area of the Building for comparable parking facilities; and the terms of the contracts for the Parking Rights shall be reasonable and not more onerous from the customer's standpoint than terms customarily contained in monthly parking contracts of other garage operators in the area of the Building with respect to comparable parking facilities.

        Section 29.04.   If all or any portion of the parking facilities in the
        --------------
Building shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu, thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so that the number of cars which Tenant may park in the parking garage after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the parking garage at such time as the number of cars Tenant had the right to park in the parking garage prior cars to such casualty or condemnation bore to the aggregate number of cars which could be parked therein at that time.

                                  ARTICLE 30

                 ROOF ANTENNA AND SATELLITE DISH INSTALLATION

        Section 30.01.   Tenant shall have the right to install at its sole cost
        --------------
and expense microwave and satellite dish systems (the "Communication Systems") on the roof of the Building and/or the Land, in accordance with the specifications (the "Communication Systems Specifications") attached hereto as Exhibit K and at locations shown on Exhibit K, subject to obtaining all necessary governmental approvals and permits related thereto. In the event that the Tenant obtains all necessary governmental approvals and permits for the installation of the Communication Systems, Tenant may then proceed to install the Communication Systems, at Tenant's expense, in strict compliance with the specifications previously provided to Landlord and all applicable governmental requirements. Tenant acknowledges that it has received a copy of the letter from Landlord to Tenant regarding U.S. Department of State approval of the

Communication Systems, which is attached hereto as Exhibit I. The parties agree that Landlord shall not make any use whatsoever of the Communications Systems of Tenant.

        Section 30.02.   During the Term, Tenant, at its sole cost and expense
        --------------
shall maintain and repair the Communication Systems, and, if necessary, shall install shielding material to protect Landlord's antennas and other technical facilities now or hereafter installed by Landlord. The Communication Systems shall be covered by Tenant's All-Risk insurance in accordance with Section 15.01(a). Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss or injury of any kind or nature whatsoever arising out of the installation or operation of the Communication Systems, and any damage to the Building or the Land caused by such Communication Systems or as a result of such Communication Systems or any casualty thereto shall be repaired by Tenant at Tenant's expense.

        Section 30.03.   Landlord shall not install or permit the installation
        --------------
of any other antenna on the INTELSAT Headquarters Building and/or the Land, or any building thereon, that would interfere with Tenant's reception or broadcast capabilities under the Communication System Specifications.

                                  ARTICLE 31

                              MEMORANDUM OF LEASE

        Section 31.01.   Landlord shall, at the request of Tenant, execute,
        --------------
acknowledge and deliver to Tenant a memorandum of this lease (a "Lease Memorandum") in recordable form setting forth the date of this lease, the names of the parties hereto, the Commencement Date and the Expiration Date and describing the Premises, Tenant's rights to renew this lease and the Land. Said Lease Memorandum shall not in any circumstances be deemed to modify or to change any of the provisions of this lease. Tenant may elect, at its sole expense, to record said Lease Memorandum.

        Section 31.02.   In event that Landlord executes said Lease Memorandum,
        --------------
Tenant shall after the expiration or termination of the Term, at the request of Landlord, execute, acknowledge and deliver to Landlord a memorandum in recordable form evidencing the expiration or termination of this lease. Landlord may elect, at its sole expense, to record said memorandum.

                                  ARTICLE 32

                                RENEWAL OPTIONS

        Section 32.01.   Tenant shall have and is hereby granted one (1) option
        --------------
to renew or extend the Term for an additional period of five (5) years (the "Renewal Period"). Subject to the provisions of Section 32.03, the renewal option shall be exercisable by Tenant by giving written notice of the exercise of such renewal option to Landlord at least one (1) year prior to the expiration of the initial Term. In the event that Tenant exercises the option to renew this lease in accordance with the provisions hereof, then the Term shall be extended accordingly. Except as otherwise expressly provided herein, the Renewal Period shall be upon the same terms, covenants and conditions as set forth herein with respect to the immediately preceding portion of the Term. All references in this lease to the Term shall be construed to mean the initial Term and the Renewal Period, (and if applicable the Contingent, Renewal Periods as hereinafter defined) unless the context clearly indicates that another meaning is intended. For purposes of this lease, no distinction is made between the terms "extend" and "renew," or any variations thereof.

        Section 32.02.
        --------------

                (a) If Tenant notifies Landlord in writing on or before the date which is thirty (30) days after the date of execution of this lease that Tenant elects to exercise its renewal option, the Annual Rental during the Renewal Period shall equal [redacted text] multiplied by the Rentable Area of the Premises and there shall be no change in the amount of the Basic Costs Base Amount.

                (b) If Tenant notifies Landlord in writing after the date which is thirty (30) days after the date of execution of this lease but before the date that is one (1) year prior to the expiration of the initial Term, that Tenant elects to exercise its renewal option, the Annual Rental for the Premises payable pursuant to Section 5.01 for each Lease Year during the Renewal Period shall equal the greater of (i) the sum of (A) [redacted text] multiplied by the Rentable Area of the Premises plus (B) an amount per square foot of Rentable Area equal to fifty percent (50%) of the annualized amount of Tenant's Proportionate Share of Basic Costs Excess for the Fiscal Year ending during the Lease Year immediately preceding the Renewal Period divided by the number of square feet of Rentable Area in the Premises during such preceding Lease Year, or (ii) ninety-five percent (95%) of the Fair Market Value Rate (as defined below) of the Premises as of the commencement of the Renewal Period multiplied by the Rentable Area of the Premises, increased during the second and each succeeding Lease Year of the Renewal Period by the Market Escalation Factor (as defined below). In the event Annual Rental during the Renewal Period is determined pursuant to this Section 32.02(b), the Basic Costs Base Amount for purposes of calculating Basic Costs Excess shall equal the Basic Costs for the Fiscal Year ending during the Lease Year immediately preceding the Renewal Period. For purposes of the preceding sentence, and for purposes of all other determinations of the Fair Market Value Rate pursuant to this lease, the applicable percentage of the "Fair Market Value Rate" shall be increased each Lease Year by whatever periodic adjustment or factor ("Market Escalation Factor"), CPI or otherwise, that would be agreed upon between a landlord and a tenant entering into a new lease in a comparable building, assuming the same assumptions set forth in 32.04. The Market Escalation Factor shall be determined in the same manner and at the same time as the Fair Market Value Rate as provided in Sections 32.02(b) and 32.04; provided, however, that the Market Escalation Factor shall not be less than thirty percent (30%) of the CPI adjustment (or other similar adjustment factor that may be applicable).

                (c) If Tenant exercises its renewal option after the date which is thirty (30) days after the date of execution of this lease, within sixty (60) days after Landlord has received Tenant's notice of election to extend the Term, Landlord shall send to Tenant a written notice specifying the Fair Market Value Rate and Market Escalation Factor as determined by Landlord in accordance with
Section 32.04, provided, however, that in no event shall Landlord be required to specify its determination of the Fair Market Value Rate and Market Escalation Factor prior to the date which is one (1) year before the expiration of the Term. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such Fair Market Value Rate and Market

Escalation Factor, provided, however, that in the event that Tenant fails to respond within such fifteen- (15) day period, Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Value Rate and Market Escalation Factor. In the event that Tenant challenges Landlord's determination of the Fair Market Value Rate and Market Escalation Factor and Landlord and Tenant are not able to agree on such Fair Market Value Rate and Market Escalation Factor within fifteen (15) days (the "Negotiation Period") after Tenant notified Landlord of Tenant's initial rejection of Landlord's determination of such Fair Market Value Rate and Market Escalation Factor, then Landlord and Tenant shall each, within fifteen (15) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be a District of Columbia-licensed real estate broker or a MAI-certified real estate appraiser with ten years experience in the District of Columbia office market, who shall determine the Fair Market Value Rate and Market Escalation Factor in accordance with Section 32.04. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within thirty (30) days after their meeting. In the event that the determination of the Fair Market Value Rate or Market Escalation Factor, respectively, submitted by Landlord's appraiser is less than or equal to one hundred ten percent (110%) of the determination of the Fair Market Value Rate or Market Escalation Factor, as applicable, submitted by Tenant's appraiser, said Fair Market Value Rate or Market Escalation Factor shall be the average of such determinations. If the determination of the Fair Market Value Rate or Market Escalation Factor, respectively, submitted by Landlord's appraiser is greater than one hundred ten percent (110%) of the determination of the Fair Market Value Rate or Market Escalation Factor, as applicable, submitted by Tenant's appraiser, the appraisers shall, within ten (20) days, appoint a third appraiser with similar qualifications to make such determination of Fair Market Value Rate or Market Escalation Factor (or both, as applicable) in accordance with the foregoing limitations. In the event that the two appraisers cannot agree as to the selection of the third appraiser within fifteen (15) days after Landlord and Tenant are notified of the determination of the appraisers, either party may request that the President of the Washington Board of Realtors appoint the third appraiser. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Fair Market Value Rate or Market Escalation Factor (or both, as applicable) to Landlord and Tenant within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three determinations of such Fair Market Value Rate or Market Escalation Factor (or both, as applicable) shall be binding upon Landlord and Tenant as the Fair Market Value Rate or Market Escalation Factor (or both, as applicable). Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

        Section 32.03.  The renewal option referred to in Section 32.01 above
        --------------
(and the renewal options for the Contingent Renewal Periods described below) may not be exercised by Tenant if, at the time of exercising such option(s), (i) this lease shall not be in full force and effect or (ii) an event of default (as defined in Section 23.01) shall have occurred and shall be continuing. If Tenant shall fail to exercise the renewal option during the time or in the manner provided in Section 32.01 for the exercise thereof and at a time when Tenant is not prohibited from exercising such option under the provisions of this Section 32.03, then, and in such event, such renewal option shall be absolutely void and of no force and effect.

        Section 32.04.   For purposes of this lease, the term "Fair Market Value
        --------------
Rate" means the fair market rental rate per square foot of Rentable Area of the Premises that would be agreed upon between a landlord and a tenant entering into a new lease in a comparable building of comparable age, assuming the following:
(A) the landlord and tenant are typically motivated; (B) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) the rental is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (D) the Premises are fit for immediate occupancy and use "as is" and no work is required to be done by landlord and no work has been carried out thereon by any prior tenant, its subtenant, or their predecessors in interest during the term which has diminished the rental value of the Premises; (E) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (F) the Premises are to be let with vacant possession and subject to the provisions of this lease for a five-year term (taking into account the provisions of this lease, including without limitation Article 6 and Section 8.01 hereof); and (C) market rents then being charged for comparable space in other similar office buildings in comparable locations in Washington, D.C.; and (H) the rental determined as the fair market rental rate as of the commencement of the term of the subject lease will be subject to being increased during the second and each succeeding year of the five- (5) year term of the lease by application of the Market Escalation Factor described below. Likewise, for purposes of this lease, the term "Market Escalation Factor" shall mean whatever periodic adjustment or factor (Consumer Price Index ["CPI"] or otherwise) that would be agreed upon by a landlord and a tenant entering into a new lease in a comparable building of comparable age, assuming the same assumptions set forth in clauses (A), (B), (C), (D), (E), (F) and (G) of the first sentence of this Section; provided, however, that the Market Escalation Factor shall not be less than thirty percent (30%) of the CPI adjustment (or other similar adjustment factor that may be applicable).

        Section 32.05.
        --------------

                (a) Provided Tenant has exercise its renewal option and is then occupying at least seventy-five percent (75%) of the Premises, Landlord shall notify Tenant on or before the expiration of the twelfth (12th) Lease Year of the Renewal Period whether Landlord will grant to Tenant three (3) additional successive options to renew or extend the Term for additional periods of five
(5) years each (the "Contingent Renewal Periods"). In the event Landlord's notice states that no additional renewal periods will be available, then the Annual Rental during the last seven and one-half months of the Renewal Period shall be abated. If Landlord's notice states that Tenant may elect to extend the Term for the Contingent Renewal Periods, there shall be no such Rental abatement; and subject to the provisions of Section 32.03, each such renewal option shall be exercisable by Tenant by giving written notice of the exercise of such renewal option to Landlord at least one (1) year prior to the expiration of the Renewal Period in the case of the first such renewal option, and in the case of the second and third such renewal options, before the expiration of the immediately preceding Contingent Renewal Period. Except as otherwise expressly provided herein, each Contingent Renewal Period shall be upon the same terms, covenants and conditions as set forth herein with respect to the immediately preceding portion of the Term.

                (b)  The Annual Rental for the Premises payable pursuant to
Section 5.01 for each Lease Year during the first Contingent Renewal Period shall be equal to the total of (i) the

Annual Rental payable by Tenant during the Lease Year immediately preceding such Contingent Renewal Period divided by the number of square feet of Rentable Area in the Premises during such preceding Lease Year, multiplied by the number of square feet of Rentable Area in the Premises during the applicable Lease Year of the first Contingent Renewal Period, plus (ii) [redacted text] multiplied by the number of square feet of Rentable Area in the Premises during the applicable Lease Year of the first Contingent Renewal Period. The Annual Rental for each Lease Year during the second Contingent Renewal Period shall equal the greater of (i) the sum of (A) the Annual Rental payable by Tenant during the Lease Year immediately preceding such second Contingent Renewal Period plus (B) fifty percent of Tenant's Proportionate Share of Basic Costs Excess payable by Tenant during the Lease Year immediately preceding such second Contingent Renewal Period, divided by the number of square feet of Rentable Area in the Premises during such preceding Lease Year, multiplied by the number of square feet of Rentable Area in the Premises during the applicable Lease Year of the second Contingent Renewal Period, or (ii) ninety-five percent (95%) of the Fair Market Value Rate of the Premises as of the commencement of the second Contingent Renewal Period multiplied by the Rentable Area of the Premises; increased during the second and each succeeding Lease Year of the second Contingent Renewal Period by the Market Escalation Factor. The Annual Rental during the third Contingent Renewal Period shall equal the greater of (i) the sum of (A) the Annual Rental Payable by Tenant during the Lease Year immediately preceding such third Contingent Renewal Period plus (B) fifty percent (50%) of Tenant's Proportionate Share of Basic Costs Excess payable by Tenant during the Lease Year immediately preceding such third Contingent Renewal Period, divided by the number of square feet of Rentable Area in the Premises during such preceding Lease Year, multiplied by the number of square feet of Rentable Area in the Premises during the applicable Lease Year of the Third Contingent Renewal Period, or (ii) ninety-five percent (95%) of the Fair Market Value Rate of the Premises as of the commencement of the third Contingent Renewal Period multiplied by the, Rentable Area of the Premises, increased during the second and each succeeding Lease Year of the third Contingent Renewal Period by the Market Escalation Factor. The Basic Cost Base Amount for purposes of calculating Basic Costs Excess for the First Contingent Renewal Period shall be equal to the Basic Cost Base Amount for the initial Renewal Period. The Basic Costs Base Amount for purposes of calculating Basic Costs Excess during the second or third Contingent Renewal Period shall be equal to the Basic Costs for the Fiscal year ending during the Lease Year immediately preceding such particular Contingent Renewal Period.

                (c) In the case of the second and third Contingent Renewal Periods, Landlord shall within sixty (60) days after Landlord has received Tenant's notice of election to extend the Term, send to Tenant a written notice specifying the Fair Market Value Rate as determined in accordance with Section 32.04, provided, however, that in no event shall Landlord be required to specify its determination of the Fair Market Value Rate prior to the date which is one
(1) year before the expiration of the first or second Contingent Renewal Period, as the case may be. Except where the context indicates otherwise, the provisions of Sections 32.02, 32.03 and 32.04 shall apply equally to this Section 32.05.

                                  ARTICLE 33

                               EXPANSION OPTION

        Section 33.01.  Subject to the terms and conditions hereinafter set
        --------------
forth and provided that the lease is in full force and effect and no event of default shall have occurred which shall be continuing, Tenant shall have the option to lease additional space in the Building (the "Expansion Space") as follows. Tenant shall have the option (the "Expansion Option") to lease the space on level 6 of Pod P described in Exhibit J hereto as hereinafter provided. The Expansion Option shall be exercisable by Tenant upon notice to Landlord given within six (6) months after the date of execution of this lease. If Tenant so exercises its Expansion Option as herein provided, such space shall be added to and constitute a part of the premises, and except as expressly otherwise hereinafter provided, subject to all the terms and conditions of this lease. If Tenant delivers to Landlord the drawings, plans, specifications, and other detailed information which Tenant is required to submit to Landlord in accordance with Article 2.02 of Exhibit C, if applicable, containing all information required by Landlord to construct the Base Building Work for the Expansion Space, the Commencement Date, Expiration Date and free rent period as to the Expansion Space shall be the same as those for the initial Premises. If such drawings, plans, specifications, and other detailed information for the Expansion Space are not delivered by the respective dates specified in Article
2.02 of Exhibit C, if applicable, (i) the delivery date by Landlord of the Expansion Space with the Base Building Work substantially completed shall have no effect upon the determination of the Commencement Date for the initial Premises; (ii) the Commencement Date and commencement of the seven-month free-rent period for the Expansion Space shall be the earlier of (A) seven and one-half (7 1/2) months after the date on which Landlord delivers the Expansion Space to Tenant with the Base Building Work substantially completed, (B) the date of Tenant's occupancy of the Expansion Space for the conduct of its normal business operations, or (C) fifteen (15) days after (1) Tenant Build-out for the Expansion Space is substantially completed, and (2) the Communication Systems have been installed on the Building and Land, so as to permit Tenant to occupy the Expansion Space (and the initial Premises) and conduct its normal business operations therein, it being stipulated that Tenant agrees, subject to delay by force majeure as defined in Section 2.01(b), to exercise reasonable diligence to complete and install such Tenant Build-out and Communication Systems after Tenant is afforded access to the Land, Building, Premises and Expansion Space for such purpose; (iii) delays by Tenant as specified in Articles 6 and 7 of Exhibit C with respect to the Expansion Space shall operate to accelerate Tenant's obligation to pay rental for the Expansion Space; and (iv) The Expiration Date for the Expansion Space shall coincide with the Expiration Date of the initial Premises.

        Section 33.02.   Landlord shall construct in the Expansion Space the
        --------------
Base Building Work described in Exhibit C-1 and Landlord shall have no obligation to make any other alterations, decorations, additions or improvements in or to the Expansion Space.

                                  ARTICLE 34

                                 MISCELLANEOUS

        Section 34.01.   [INTENTIONALLY DELETED]
        --------------

        Section 34.02.   Landlord recognizes Shannon & Luchs Company (the
        --------------
"Broker") and Julien J. Studley Co., Inc. (the "Co-operating Broker") as the sole brokers procuring this lease. Landlord shall pay the Broker a commission therefor pursuant to a separate agreement between the Broker and Landlord, and the Broker shall pay a portion of such commission to the Co-operating Broker. Except for the Broker and the Co-operating Broker, Landlord and Tenant each represent and warrant that it has not entered into any agreement with, nor otherwise had any dealings with, any other broker or agent in connection with the negotiation or execution of this lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Landlord and Tenant each agree to indemnify and hold the other harmless from any costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this lease which arise out of any agreement or dealings, or alleged agreement or dealings, between such party and any such agent or broker.

        Section 34.03.   As used herein, "business days" means Monday through
        --------------
Friday (except holidays); "normal business hours" means 8:00 a.m. to 6:00 p.m. on business days; and "holidays" means those holidays other than Veterans Day designated as national holidays by the government of the United States and the Friday following Thanksgiving Day.

        Section 34.04.   Every agreement contained in this lease is, and shall
        --------------
be construed as, a separate and independent agreement. If any term of this lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

        Section 34.05.   There shall be no merger of this lease or of the
        --------------
leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created or any interest in this lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. In the event of a voluntary or other surrender of this lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of such subleases.

        Section 34.06.   [Intentionally Deleted].
        --------------

        Section 34.07.   Whenever a period of time is herein prescribed for
        --------------
action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to "force majeure" as such term is defined in Section 2.01(b) other than Landlord's obligations with respect to insurance as provided in
Article 15 or Landlord's obligation to make timely payment of all amounts becoming due from Landlord to Tenant hereunder. Likewise, whenever a period of time is herein prescribed for action to be taken by Tenant, Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to "force majeure" as such term is defined in Section 2.01(b), other than Tenant's obligations with respect to insurance as provided in Article 15, Tenant's obligation to timely pay Rental, and Tenant's obligation to comply with all time requirements specified in Exhibit C. In addition, no force majeure circumstance shall operate to (i) extend the seven and one-half
(7 1/2) month period contained in clause (i) of Section 2.01(a), or (ii) extend the date April 1, 1989, or the date April 1, 1990, contained in Section 3.01 or
(iii) extend the ten- (10) day period contained in Section 8.04.

        Section 34.08.   The article headings contained in this lease are for
        --------------
convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words of any gender used in this lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

        Section 34.09.   If there be more than one Tenant, the obligations
        --------------
hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this lease, assigns of the parties hereto.

        Section 34.10.   Neither Landlord nor Landlord's agents or brokers have
        --------------
made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this lease by implication or otherwise except as expressly set forth in this lease.

        Section 34.11.   This lease sets forth the entire agreement between the
        --------------
parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this lease. No amendment or modification of this lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

        Section 34.12.   The submission of this lease to Tenant shall not be
        --------------
construed as an offer, nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this lease and delivers the same to Tenant.

        Section 34.13.   Each of the persons executing this lease on behalf of
        --------------
Tenant represents and warrants that Tenant has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the District of Columbia, that such entity has the full right and authority to enter into this lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate corporate or partnership actions.

        Section 34.14.   Each of the persons executing this lease on behalf of
        --------------
Landlord and/or the general partner of Landlord represents and warrants that Landlord has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the District of Columbia, that such entity has the full right and authority to enter into this lease, and that all persons signing on behalf of Landlord were authorized to do so by any and all necessary or appropriate actions.

        Section 34.15. If, in connection with obtaining debt or equity financing
        --------------
for the Building (including a sale/ leaseback) any lender, investor or ground lessor shall request reasonable modifications to this lease as a condition to such financing, Tenant will consent thereto if in Tenant's sole good faith determination such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created, Tenant's use and enjoyment of the Premises or any other right of Tenant granted hereunder.

        Section 34.16.   This lease shall be governed by and construed under the
        --------------
laws of the District of Columbia. Any action brought to enforce or interpret this lease shall be brought in the court of appropriate jurisdiction in the District of Columbia. Should any provision of this lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or though its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this lease and that legal counsel was consulted by each party hereto before the execution of this lease.

        Section 34.17.   Tenant shall not, without the prior written consent of
        --------------
Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use the name of the Building as Tenant's business address after Tenant vacates the Premises, nor shall Tenant do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building, and the Tenant.

        Section 34.18.   Any elimination or shutting off of light, air, or view
        --------------
by any structure which may be erected on lands adjacent to the Building and not located on the Land shall in no way affect this lease or impose any liability on Landlord.

        Section 34.19.   The exhibits referred to in the Basic Lease Information
        --------------
are by this reference incorporated fully herein. The term "this lease" shall be considered to include all such exhibits.

        Section 34.20.   As provided in Section 1.01, during the Term, Landlord
        --------------
shall allow Tenant and Tenant's officers, employees and invitees reasonable access and use of the cafeteria in the INTELSAT Headquarters Building, subject to any and all reasonable Rules and Regulations pertaining thereto that Landlord may from time to time adopt.

        Section 34.21.   An electronic building security system of a similar
        --------------
nature and quality as the electronic building security system now operating in the Phase I building on the Land shall be provided by Landlord at Landlord's sole cost and expense to limit access to the Building. It is understood and agreed that Landlord shall not be responsible for the quality of such system, or for any damage or injury to Tenant, its employees, invitees or others due to any failure of such system.

        Section 34.22.   Landlord warrants and represents to Tenant that the
        --------------
aggregate amount of floor space of the Premises plus the Expansion Space, together with the amount of all other floor space in the INTELSAT Headquarters Building currently leased to persons or entities other than Priority Subtenants (as such term is defined in the Ground Lease) does not equal or exceed twenty percent (20%) of the total floor space above grade of the INTELSAT Headquarters

Building. Landlord understands that Tenant is relying on this representation in not seeking approval of the "Planning Commission" as to this lease under the terms of Article 7(l)(g) of the Ground Lease.

        Section 34.23.   Under the provisions of the Ground Lease, in the event
        --------------
of termination thereof, the "Lessor" will be obligated to make payment to the "Lessee" of amounts equal to the rent theretofore paid by the "Lessee" (reduced as therein provided) and amounts equal to the value as therein defined (reduced as therein provided) of Improvements constructed pursuant to the Ground Lease and certain other costs incurred by the "Lessee" (all such amounts being herein collectively called "Ground Lessor Payments"), all as more fully set forth in
Article 8.5 of the Ground Lease. Landlord hereby grants a security interest, as provided in the Uniform Commercial Code, in and to Landlord's rights under the Ground Lease with respect to the Ground Lessor Payments and in and to all Ground Lessor Payments which become payable to Landlord under and pursuant to the Ground Lease, and the proceeds thereof, as security for the payment of all amounts which may become due and owing from Landlord to Tenant pursuant to
Section 25.04 of this Lease. Landlord agrees that Tenant shall have all rights of a secured party as provided in the Uniform Commercial Code with respect to the security interest hereinabove granted and agrees, upon request by Tenant from time to time, to execute and deliver to Tenant financing statements and renewal financing statements as may be required to perfect and continue the perfection of the security interest herein granted to Tenant under the provisions of the Uniform Commercial Code. Tenant agrees, however, that if a nondisturbance agreement from the "Lessor" under the Ground Lease as described in Section 25.03 is obtained and furnished to Tenant, then the provisions of this Section 34.23 shall cease and terminate and shall be of no further force or effect and Tenant will, upon request, release the security interest in the Ground Lessor Payments hereinabove granted to Tenant. Further, Tenant agrees that (if such security interest is not released as provided for above) and if Landlord is not then in default in the payment of any amount then due by Landlord to Tenant under this Lease, Tenant will, upon request, subordinate its security interest in the Ground Lessor Payments granted hereinabove to a security interest in the Ground Lessor Payments granted to any lender not related to Landlord which has been granted a first lien upon Landlord's interest in the Ground Lease, Land and INTELSAT Headquarters Building to secure a loan (a "Secured Loan") to Landlord; provided, that and if (a) the total principal amount of the Secured Loan to which Tenant's security interest is to be subordinated does not exceed eighty percent (80%) of the then current appraised fair market value of the INTELSAT Headquarters Building [as determined by the appraisal referred to in clause (b)] and (b) Landlord furnishes to Tenant a signed copy of a current appraisal of the INTELSAT Headquarters Building by a qualified, independent appraiser who shall be an MAI-certified real estate appraiser with ten years experience in the District of Columbia office building market reflecting that the appraised fair market value of the INTELSAT Headquarters Building is then at least one hundred twenty-five percent (125%) of the total principal amount of such Secured Loan. Tenant may not be required to subordinate its security interest in the Ground Lessor Payments to security interests securing more than one Secured Loan at any one time, but if the liens and security interests securing a Secured Loan to which Tenant's security interest has been subordinated are released, then Tenant will, subject to the terms and conditions set out hereinabove, thereafter subordinate its security interest in the Ground Lessor Payments to a security interest securing a new Secured Loan. For purposes hereof, if a single lender has made one or more loans secured by one or more deeds of trust of which at least one deed of trust, is It a first lien upon Landlord's interest in the Ground Lease, Land and INTELSAT Headquarters

Building, all of such deeds of trust securing such lender shall be treated as constituting a first lien and all of such loans made by such lender shall be treated as constituting one Secured Loan. In the event that the provisions of this Section 34.23 have not been terminated pursuant to the provisions hereof, Landlord may, in addition to and not in limitation of Landlord's rights to obtain subordination of its security interest in the Ground Lessor Payments, require Tenant to release its security interest in the Ground Lessor Payments provided that Landlord deposits with an escrow agent designated by Landlord that meets with Tenant's reasonable satisfaction, pursuant to an escrow agreement prepared by Landlord that meets with Tenant's reasonable satisfaction, the sum of One Million Five Hundred Dollars ($1,500,400) (or an irrevocable letter of credit in the amount of $1,500,000) to be held by the escrow agent during the remainder of the term of this Lease as security for the payment by Landlord of any amounts that may be payable by Landlord to Tenant pursuant to Section 25.04 hereof, but to be returned to Landlord in the event and at such time that a nondisturbance agreement from the "Lessor" under the Ground Lease as described in Section 25.03 is obtained and furnished to Tenant. Interest on the escrow deposit while held in escrow shall be paid to Landlord.

     EXECUTED under seal as of the date first written above.

LANDLORD                                TENANT

International                           WLJA Inc.
Telecommunications
Satellite Organization
                                        By:    /s/ Thomas B. Cookerly
                                              -------------------------------
                                        Name:    Thomas B. Cookerly

By:     /s/ Richard R. Colino           Title:  President & General Manager
    --------------------------------
    Richard R. Colino
    Director General                    Attest:

Attest:                                 By:    /s/ Joe L. Allbritton
                                              -------------------------------
   [sig]                                Name:  Joe L. Allbritton
------------------------------------

                                        Title:  Chairman of the Board

                                        [Corporate Seal]

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                 Page No. A-1

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-2

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-3

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-4

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-5

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-6

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-7

                                  INTEL-L-611

                                   EXHIBIT A

                                  FLOOR PLANS

                                  Page No. A-8

                                   EXHIBIT B
                                   ---------

                                      LAND
                                      ----



     Being part of the easternmost lot (508,582.70 square feet) shown on a plat entitled Plat of Computation on a Tract of Land "Taxed as Square 2055" recorded
         -------------------------------------------------------------
in the Office of the Surveyor of the District of Columbia in Survey Book 199 on Page 81, said lot also being taxed as part of Lot 800 in Square 2055, and being more particularly described as follows:

     Beginning at an iron pipe planted at the northeast corner of the lot on the edge of Connecticut Avenue; thence with the boundary of the lot on the southwest side of Connecticut Avenue

1.  South 24 degrees 26'00"              East, 207.14 feet; thence three courses
                                         across the lot
2.  South 45 degrees 04'00"              West, 190.31 feet; thence
3.  South 0 degrees 04'00"               West, 297.50 feet; thence
4.  South 46 degrees 54'22"              East, 174.93 feet to the north side of
                                         Tilden Street, N.W.: thence two courses on
                                         the boundary of the lot on the north side of
                                         Tilden Street
5.  134.02 feet on the arc of a          curve to the left with a radius of 1271.60
                                         feet and a chord bearing South 74030'46"
                                         West, 133.96 feet to a point of reversed
                                         curvature; thence
6.  202.39 feet                          on the arc of a curve to the right with a
                                         radius of 1851.04 feet and a chord bearing
                                         South 74037'33" West, 202.29 feet; thence
                                         two courses across the lot
7.  North 0 degrees 04'00"               East, 54.03 feet; thence
8.  North 89 degrees 56'00"              West, 227.00 feet to the South 0 degrees 04" West,
                                         839.65 foot boundary of the lot; thence with
                                         said boundary reversed
9.  North 0 degrees 04"00"               East, 565.8 feet; thence ten courses across
                                         the lot
10.  South 89 degrees 56"00"             East, 17.00 feet to a point of curvature;
                                         thence

11.  25.50 feet                          on the arc of a curve to the left with a
                                         radius of 53.27 feet and a chord bearing
                                         North 76 degrees 21"06" East, 25.26 feet to a point
                                         of compound curvature; thence
12.  42.47 feet                          on the arc of a curve to the left with a
                                         radius of 253.45 feet and a chord bearing
                                         North 54 degrees 52'35" East, 42.34 feet to a point
                                         of compound curvature; thence
13.  32.37 feet                          on the arc of a curve to the left with a
                                         radius of 253.45 feet and a chord bearing
                                         North 43 degrees 27'25" East, 32.35 feet to a point
                                         of tangency, thence
14.  North 39 degrees 47'52"             East, 11.70 feet to a point of curvature;
                                         thence
15.  42.14 feet                          on the arc of a curve to the right with a
                                         radius of 101.85 feet and a chord bearing
                                         North 51 degrees 38'59" East, 41.84 feet to a point
                                         of compound curvature; thence
16.  35.47 feet                          on the arc of a curve to the right with a
                                         radius of 279.34 feet and a chord bearing
                                         North 67 degrees 08'21" East, 35.44 feet to a point
                                         of reversed curvature; thence
17.  27.96 feet                          on the arc of a curve to the left with a
                                         radius of 138.52 feet and a chord bearing
                                         North 64 degrees 59'40" East, 27.91 feet to a point
                                         of compound curvature; thence
18.  58.77 feet                          on the arc of a curve to the left with a
                                         radius of 78.97 feet and a chord bearing
                                         north 37 degrees 53'30" East, 57.42 feet to a point
                                         of compound curvature; thence
19.  50.65 feet                          on the arc of a curve to the left with a
                                         radius of 175.82 feet and a chord bearing
                                         North 8 degrees 19'08" East, 50.47 feet to the North
                                         89 degrees 56' West, 446.84 foot boundary of the
                                         lot; thence with said boundary reversed
20.  South 89 degrees 56'00"             East, 232.84 feet to the point of beginning,

                                         containing 7.7168 acres of land and as shown
                                         on a plot prepared by Kidde Consultants,
                                         Inc. dated June 6, 1982 and entitled "Plot
                                         Showing Proposed Division Of Intelstat
                                         Headquarters Building Site For Lease
                                         Purposes."

                                   EXHIBIT C
                                   ---------

                             LEASEHOLD IMPROVEMENTS
                             ----------------------

                                   ARTICLE 1
              (Includes Base Building Work and Tenant Build-Out)

                                  DEFINITIONS

     The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this lease shall also apply to this Exhibit C.

1.01 "Base Building Work" shall mean the improvements in and about the ---- Premises as set forth in Exhibit C-1.

1.02 "Building Plans and Specifications" shall mean plans and specifications ---- for the Building prepared by John Andrews International Pty. Ltd. or
      VVKR Inc. and as modified in accordance with Section 1 of Exhibit C-2.

1.03 "Tenant's Contractor" shall mean such reputable contractor selected by ---- Tenant for interior buildout (subject to Landlord's approval which shall not unreasonably be withheld) to construct and install the Tenant Build-out in the Premises.

1.04 "Tenant Build-out" means the items which are supplied, installed, and ---- finished in the Premises by or on behalf of Tenant, at Tenant's expense, as provided for hereinbelow. The design of the Tenant Build-out shall be consistent with sound architectural and construction practices for similar first-class office buildings in the District of Columbia.

1.05 "Interior Construction Plans" shall mean full, complete, and accurate ---- architectural working drawings and specifications for the Tenant
      Build-out for the Premises prepared at Tenant's expense by Tenant's Architects including all architectural dimensioned plans showing wall layouts, door locations, power and telephone locations and reflected ceiling plans; and further including, elevations, details, specifications and schedules according to accepted AIA standards, which shall be consistent with the Building Plans and Specifications.

1.06 "MEP Plans" shall mean mechanical, electrical and plumbing plans, ---- schedules and specifications for the Tenant Build-out for the Premises.
      MEP Plans which do not impact the Base Building Systems will be prepared at Tenant's expense by Tenant's MEP Engineers in accordance and in compliance with the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent and fully coordinated with the Building Plans and specifications. All other MEP Plans will be prepared by the Landlord's Architect after receipt of Tenant Preliminary Plans. The Tenant shall have an opportunity to review the Landlord's Architect's plans, which shall be consistent with the intent of the Tenant Preliminary Plans.

1.07 "Structural Plans" shall mean structural plans, schedules and ---- specifications, if any, for the Tenant Build-out for the Premises,
      prepared by Landlord's Architect at Landlord's expense after receipt of Tenant Preliminary Plans and in accordance with the requirements of Exhibit C-2. The Tenant shall have an opportunity to review the Landlord's Architect's plans, which shall be consistent with the intent of the Tenant Preliminary Plans.

1.08 "Tenant's Architect" shall mean Settles Associates Inc. or such other ---- reputable person or persons engaged by Tenant and approved by Landlord
      (such approval not to be unreasonably withheld) to prepare the Tenant Interior Construction Plans.

1.09 Tenant's MEP Engineers" shall mean Setty and Associates or such other ---- engineers engaged by Tenant and approved by Landlord (such approval not to be unreasonably withheld) to prepare the MEP Plans, complete with all calculations which impact existing equipment and structure, for the Tenant Build-out not affecting Base Building Systems.

1.10 "Tenant's Structural Engineers" shall mean Cagley and Associates or such ---- other structural engineers engaged by Tenant and approved by Landlord
      (such approval not to be unreasonably withheld) to prepare the Tenant Preliminary Plans for Tenant requested structural changes.

1.11 "Landlord's Architect" shall be VVKR Inc. in association with MMP and ---- The Benham Group or any other reputable architect or engineering firms engaged by the Landlord.

1.12 "Base Building Systems" shall be defined as any usable building systems ---- or components which are external to Tenant space within the core of the
      Building and/or common to and/or serve or exist for the benefit of other tenants or occupants of the Building.

1.13 "Tenant Preliminary Plans" shall mean structural and MEP information in ---- sufficient detail to enable the Landlord's Architect to prepare detailed
      Building Plans and Specifications. The final version of the Tenant Preliminary Plans shall be marked "Final Preliminary Plans."

1.14 "Plans" shall mean the Interior Construction Plans together with the MEP ---- Plans, for which Tenant is responsible and if applicable, the Final
      Preliminary Plans.

1.15 "Landlord's Contractor" shall mean the W.P. Lipscomb Company or any ---- other reputable Contractor selected by the Landlord.

                                   ARTICLE 2
                              SUBMISSION OF PLANS

2.01 Upon Tenant's request, Landlord will furnish Tenant, one (1) set of ---- Building Plans and Specifications pertaining to Tenant's space to assist
      Tenant in preparing the Plans. It is understood and agreed that Landlord in no way warrants the accuracy of such Building Plans and Specifications and Landlord shall not have any liability to Tenant, or anyone claiming through Tenant as a result of such plans. Tenant, shall perform a field verification to independently determine the specifications and dimensions of the Premises.

2.02 Tenant, all Tenant's expense, has prepared and delivered to Landlord the ---- final version of the Tenant Preliminary Plans impacting the structure, and shall hereafter upon request promptly provide to Landlord any underlying detailed information Landlord may reasonably request in order to evaluate such plans. On or before 15 January 1987, Tenant, at Tenant's expense, shall prepare and deliver to Landlord the final version of the remaining Tenant Preliminary Plans, preliminary space plans and Tenant's interior MEP Plans, and shall thereafter upon request promptly provide to Landlord any underlying detailed information Landlord may reasonably request in order to evaluate such plans. The final version of the Interior Construction Plans shall be delivered to the Landlord by Tenant, at Tenant's expense, on or before 2 April 1987. No later than fifteen (15) business days after Landlord's receipt of each set of plans, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves such plans. If Landlord requires any changes to such plans, Tenant shall, at Tenant's expense, prepare and deliver to Landlord the required revisions within ten (10) business days after Landlord's request for such revisions. If the Landlord approves such plans, the Tenant and Landlord shall be authorized to Proceed with their respective responsibilities in accordance with such plan's and this Exhibit C. Final plans referred to herein shall be in marked "Final Plans."

2.03 Upon completion of Tenant's Work the Tenant shall, upon receipt, furnish ---- Landlord with accurate "as built" plans of the Tenant's Work, which plans shall be incorporated into this Exhibit C by this reference for all intents and purposes. Construction "as built" applicable to the Premises and maintained by the Landlord shall be available for perusal and copy by the Tenant.

2.04 All design, construction, and installation of Tenant Build-out shall ---- conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work.

                                   ARTICLE 3

                                LANDLORD'S WORK

Landlord shall, at its sole cost and expense, furnish, install and complete the Base Building Work as defined in Exhibit C-1 and the Landlord's work as described in Paragraphs 1A-1H of Exhibit C-2 ("Landlord's Work").

                                   ARTICLE 4

                                 TENANT'S WORK

4.01 All Tenant Build-out other than Landlord's Work ("Tenant's Work") shall ---- be at Tenant's sole cost and expense (but subject to payment of Landlord's
      Contribution pursuant to Articles 5.01 through 5.03 of Exhibit C) it being understood and agreed that any Tenant Work which affects the structure of the Building of the Base Building Systems shall be performed by Landlord, at Tenant's expense. The Tenant may elect to contract directly with outside Contractors for the interior Tenant Build-out Work.

4.02 The Tenant's Work shall comply with the requirements set forth in ---- Exhibit C-2.

                                   ARTICLE 5

                         TENANT IMPROVEMENT ALLOWANCE

5.01 In addition to Landlord's contribution described in Article 3 of this ---- Exhibit C, Landlord shall pay in accordance with this Article 5 on behalf of Tenant an amount up to [redacted text] multiplied Rentable Area of the Premises toward the construction of Tenant's Work and related consulting fees (hereinafter "Landlord's Contribution"). Landlord's Contribution shall be paid on behalf of Tenant as set forth below.

5.02 Landlord shall pay the Landlord's Contribution to Tenant periodically as ---- written requests for payment (the "Payment Requests") are submitted to
      Landlord by Tenant based upon copies of invoices from Tenant's Contractor, consultants and/or other contractors constructing or supplying Tenant's Work and material, which Payment Requests shall include a detailed description of the portion of the Tenant's Work performed during the period to which any such Payment Request relates and proof of payment of previous invoices submitted to and paid by Landlord. Landlord shall pay the amount so requested by Tenant to Tenant within fifteen (15) days after a Payment Request is submitted to Landlord.

5.03 For purposes of this Exhibit C, the Rentable Area of the Premises is ---- estimated to be 73,153 square feet. The amount of any payments payable to Tenant pursuant to this Article 5 shall be adjusted upon the determination of the Rentable Area of the Premises pursuant to Section
      1.02 or Section 6.04 of the lease (it being agreed that if Tenant exercises its option to lease the Expansion Space under Article 33 of the lease the Rentable Area of the Expansion Space shall be included in the Rentable Area of the Premises for purposes of this Article 5.03). If the payments made to or on behalf of Tenant on the basis of the estimated Rentable Area of the Premises exceed [redacted text] multiplied by the actual number of square feet of the Rentable Area of the Premises, Tenant shall pay Landlord such excess promptly after such determination. If the payments made to or on behalf of Tenant on the basis of the estimated Rentable Area of the Premises are less than $25.00 multiplied by the actual square feet of Rentable Area of the Premises, Landlord shall pay Tenant such shortfall promptly after such determination.

5.04 Tenant shall have the right, at its option, to use, in its interior ---- design, the equipment and materials purchased by INTELSAT in bulk for the build out of the interior of Phase II. The equipment and materials available are as follows:

                                     Quantity            Unit
      Description                    Available           Price
     ------------------------------  ------------------  ------------
1.   Metal door frames
     Type 1-1  Left Hand             300 Sets
     with Glass
     Sidelight
     Type 1A-1  Right Hand           200 Sets
     with Glass
     Sidelight
     Type 2-2  Left Hand             50 Sets
     Single Door
     Frame
     Type 2A-1  Right Hand           58 Sets
     Single Door
     Frame

2.   Light Fixtures
     Type A  Gibson                  (Adequate Supply)
     Paralux Series
     18 Cell, (2'X4')
     Recessed/Air
     Supply 277 Volts
3.   Sconce Lights - Cylinder        144 Fixtures
     Type Wall Lamp 14" Tall
4.   Patrick Carpet                  (Adequate Supply)   per sq. yd.
     Title (18"X18")

      The above equipment or materials are available for purchase by the Tenant from the Landlord at the above stated acquisition unit prices paid by the Landlord.

5.05 The Landlord will make every reasonable effort to enable the Tenant Work ---- to commence as soon as possible. The parties understand that Base
      Building Work and Tenant's Work will be conducted concurrently and accordingly in order to ensure harmony between subcontractors of like trades the Tenant shall consider using the Landlord's Contractor and his subcontractors for the Tenant's Work whenever possible. In the event other contractors/subcontractors are selected by the Tenant, the other contractors/subcontractors shall conduct their work without interruption of or disruption to the Landlord's Contractor and its subcontractors' work.

5.06  The Landlord's procurement staff is available to provide its best
---- efforts for use by the Tenant to obtain bids, negotiate contract prices, award and administer such contracts on behalf of the Tenant. This service is available to the Tenant at no additional charge or fees over and above the actual cost of the contracts awarded on behalf of the Tenant. Decision as to bidders, contract awards and amendments or changes to contracts will be subject to the participation and approval of the Tenant. Any and all costs for the services provided in accordance with the procurement services set forth herein shall be paid by the Tenant to the Landlord within fifteen (15) days after a request therefor is submitted to the Tenant.

5.07 At all times prior to the Commencement Date Landlord shall, at its ---- expense, provide electricity and to the extent that heating, ventilating and air-conditioning facilities are installed in the Building, heating, ventilating and air-conditioning to the Building and Premises as reasonably required by Tenant and its contractors incident to performance and completion of Tenant's Work.

                                   ARTICLE 6

                           TENANT REQUESTED CHANGES

     Tenant shall not deviate from the Plans approved in accordance with Article
2.02 of this Exhibit C without Landlord's prior written approval, which approval shall be granted by Landlord if and to the extent that Landlord's approval is required under Section 12.01. All change requests shall be submitted to Landlord together with preliminary drawings and other information as may be reasonably necessary to enable Landlord to either approve or disapprove such changes. Landlord shall thereafter either approve or not approve the preliminary drawings within fifteen (15) days. In the event Landlord approves such changes, and provided such changes do not affect the structure of the Building or the Base Building Systems, Tenant may perform the work, and upon completion furnish Landlord with "as built" drawings. If the change order request involves changes to either the structure of the Building or the Base Building Systems, and if Landlord approves the changes based on the preliminary drawings, Landlord shall prepare detailed plans and specifications for such work, at Tenant's sole cost and expense, and Landlord shall thereafter perform such work at Tenant's sole cost and expense. If any change requested by Tenant which deviates from the approved Plans delays the date of substantial completion of the Base Building Work, such delay shall be the sole responsibility of Tenant and be considered a "Tenant Delay." Implementation of Interior Construction Plans shall be the responsibility and at the sole expense of the Tenant.

                                   ARTICLE 7

                            COMMENCEMENT OF RENTAL

     In the event and to the extent Landlord is delayed in substantially completing the Base Building Work or the Landlord's Work as a result of

     1. Tenant's failure to deliver to Landlord the Plans on or before the dates specified in Article 2.02 of this Exhibit C, or

     2. Tenant requested changes as described in Article 6 after approval of Plans in accordance with Article 2.02 of this Exhibit C, then the Tenant's obligation to pay Rental shall be accelerated by the number of days of such Tenant delay.

                                  EXHIBIT C-1
                                  -----------

                              BASE BUILDING WORK
                              ------------------

     The Landlord shall at its sole cost and expense provide a Building Shell consisting of the following (the "Base Building Work"):

     (1) Class exterior walls and core walls taped, spackled and ready for finish or building standard paint, in such manner as befits a first-class office building in the District of Columbia.

     (2) Unfinished, level and smooth concrete floors installed throughout the Premises, broom clean, with office floors designed for a per square foot load of 80 pounds live and 20 pounds dead.

     (3) 120/208 volt and 277/480 volt power supplied on each Floor to the Building core and terminated in branch circuit panel boards.

     (4) Men's and ladies' restroom facilities furnished in accordance with the Building Plans and Specifications and located on each floor on which the Premises are located.

     (5)  Heating, Ventilating, and Air Conditioning

          (A) High pressure supply air duct work from high pressure variable air volume air handling located in mechanical rooms, to the perimeter of the Premises.

          (B) Interior areas are conditioned by low pressure supply air duct work from low pressure constant volume variable temperature air handling units located in mechanical rooms located outside the Premises.

     (6) Voice evacuation system, smoke detectors, exit lights, fire sprinklers, fire standpipe valves and pull stations to meet the District of Columbia Fire Code.

     (7) All exterior walls completed with thermal insulation and double glazing.

     (8) All floor openings, and stair openings located in the core installed with fire rated drywall enclosures and standard fire rated doors.

     (9) Water, waste and vent Plumbing risers outside of the core area on each of the floors.

     (10) Lobby level closure doors, one double door per pod.

     (11) Landlord will bring HVAC ducts and piping to the perimeter of the Premises, in accordance with HVAC system provided by the Landlord which will accommodate the present needs of the Tenant's television station (WLJA), which in turn will be described in the final MEP Plans to be submitted on or before 15 January 1987 and shall be reasonably consistent with the Setty Report 4 August 1986 entitled "Preliminary Analysis of Mechanical/Electrical Systems for WJLA-TV."

     (12) All design, construction and installation of Base Building Work and Landlord's Work shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work.

                                  EXHIBIT C-2
                                  -----------

                            3400 INTERNTIONAL DRIVE
                            -----------------------

                    REQUIREMENTS FOR LEASEHOLD IMPROVEMENTS
                    ---------------------------------------

     1. The Landlord's Work referred to in Article 3 shall consist of the following:

          A. Depressed slab for computer and equipment rooms in Pod P. Level 1 (to maximum of 12") and Level 2 and 4 (to maximum of 8") .

          B. Elimination of the floors in the area on levels 3 and 5 of Pod P in accordance with the preliminary plans submitted or to the submitted pursuant to the first sentence of Article 2.02 of this Exhibit C.

          C. Provide personnel access between Phase I and II for use of the main INTELSAT cafeteria by Tenant's employees and personnel.

          D. Re-cut and weld steel beams to increase vertical room area in Level 2 Pod N for raised ceiling.

          E. Provide the framing for opening in floor for newsroom stairway in Pod N between Level 1 and 2.

          F. Provide the framing for opening for the link stairway in Pod P level 2 through 5, and if the option for added floor is exercised, through Level 6. In the event the NCPC approval for the link stairway is not obtained by the Tenant before 31 January 1987, the Atrium stairway will be provided in lieu thereof at the sole cost and expense of the Tenant, except the Landlord will be responsible for design, security and fire safety aspects of the Atrium stairway and will pay to the Tenant a fixed amount of Twenty-Five Thousand Dollars ($25,000) provided the NCPC approval of the link stairway is not obtained and the Atrium stairway is constructed in lieu thereof.

          G. Provide the framing for opening for the elevator from Pod P Level 1 through Level 4.

          H. Provide separate metering for Tenant power usage to the maximum practical extent.

     2. Any and all other improvements shall be at the sole cost and expense of the Tenant. Such improvements which affect or require Building structural changes or which impact the Base Building Systems are subject to the following:

          A. Such Tenant requested improvements to Pod N shall be kept to the minimum and only made if the present proposed Building structure and

               MEP Systems, as set forth in the Building Plans and Specifications, cannot possibly be used.

          B. Such Tenant requested improvements shall be submitted to the Landlord in writing, complete with adequate preliminary drawings, (at the earliest practicable date) in order to minimize the effect on the Building construction schedule. Such Tenant requested improvements will be submitted by the Landlord to Landlord's Architect for preparation of the necessary construction drawings and then the Landlord will issue change instructions to the Landlord's Contractor to accomplish the required work.

          C. The charges for such other Tenant requested improvements will be borne solely by the Tenant. These charges will include all direct costs to the Landlord including the following:

               1. Costs of the efforts of the Landlord's Architect and its consultants.

               2.   Costs of reproduction of necessary drawings.

               3. Costs of labor, materials, overhead, and fees of the Landlord's Contractor and its subcontractors, including costs of necessary rescheduling of work.

               4. Charles of the Landlord's Consultants for inspection and acceptance of such Tenant requested improvements.

               5. There will be no overhead or fee added by Landlord to the costs referred to above for the Landlord's work in connection therewith.

          D. Such costs for Tenants requested leasehold improvements will be paid by the Tenant to the Landlord within fifteen (15) days after requests for payment for costs theretofore incurred by Landlord are submitted to the Tenant.

                                   EXHIBIT D
                                   ---------

                     DECLARATION AS TO DATE OF DELIVERY AND

                      ACCEPTANCE OF POSSESSION OF PREMISES
                      ------------------------------------

     Attached to and made a part of the lease dated the ____ day of _______________, 19__, entered into by and between International
Telecommunications Satellite Organization, as Landlord, and
________________________________________________, as Tenant.

     Landlord and Tenant do hereby declare and evidence that possession of the Premises was accepted by Tenant on the _______ day of _______________________, 19__, and the lease is now in full force and effect. For the purpose of this lease, the Commencement Date is established and declared as the ____________ day of __________, 19__.

                                      LANDLORD:

ATTEST:                               International Telecommunications Satellite
                                      Organization


                                      By:
--------------------------------          -------------------------------------
                                      TENANT:

ATTEST:                               WJLA Inc.


By:                                   By:
   -----------------------------          -------------------------------------

Name:                                 Name:
     ---------------------------           ------------------------------------

Title:                                Title:
      --------------------------            -----------------------------------

[Corporate Seal]

                                   EXHIBIT E
                                   ---------

                      METHOD OF CALCULATING RENTABLE AREA

                            OF PREMISES AND BUILDING
                            ------------------------

     The Rentable Area of the Premises shall be calculated in accordance with the Washington Board of Realtors Standard Method of Measurement except that the Rentable Area of the Premises which would otherwise be determined in accordance with the Washington Board of Realtors Standard Method of Measurement, a copy of which is attached hereto, shall include two-thirds (2/3rds) of the floor space to be removed on the third (3rd) and fifth (5th) levels of Pod P. The Rentable Area of the Building shall be calculated in accordance with the Washington Board of Realtors Standard Method of Measurement except that two-thirds (2/3rds) of the floor space to be removed on the third (3rd) and fifth (5th) levels of Pod P shall also be included in the Rentable Area of the Building. The Rentable Area of the INTELSAT Headquarters Building shall be calculated in accordance with the Washington Board of Realtors Standard Method of Measurement except that two thirds (2/3) of the floor space to be removed on the third (3rd) and fifth (5th) levels of Pod P shall also be included in the Rentable Area of the INTELSAT Headquarters Building.

     In determining the Rentable Area of the Building and the Rentable Area of the INTELSAT Headquarters Building, the Rentable Area of each floor of the Building and the Rentable Area of each floor of the INTELSAT Headquarters Building shall be calculated for purposes hereof as if each such floor were a single tenancy floor.